UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
ATAI LIFE SCIENCES N.V.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE AND PROXY STATEMENT

Annual Meeting of Shareholders
Meeting Date, Time and Location:
May 17, 2024
6:00 p.m. (Central European Summer Time)
Dentons Europe LLP
Gustav Mahlerplein 2
Amsterdam 1082 MA, The Netherlands

April [  ], 2024
Dear Shareholders:
You are cordially invited to attend the 2024 Annual General Meeting of Shareholders of atai Life Sciences N.V. at 6:00 p.m. (Central European Summer Time) on Friday, May 17, 2024. Our Annual General Meeting will be a “hybrid” meeting of shareholders, meaning that you may attend the meeting either via the Internet at www.virtualshareholdermeeting.com/ATAI2024 by following the instructions set forth below or in person in Amsterdam, The Netherlands. We believe this virtual attendance alternative enables increased shareholder participation from locations around the world. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.
You may attend the meeting either virtually, by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number, or in person at Dentons Europe LLP, Gustav Mahlerplein 2, Amsterdam 1082 MA, The Netherlands. If you choose to attend the Annual General Meeting online, you may submit your questions up to 72 hours in advance of the meeting by visiting www.proxyvote.com and entering your 16-digit control number. You will be able to submit follow-up questions during the meeting pertaining to the same subject matter of your questions submitted in advance of the meeting by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number.
The Notice of Meeting and Proxy Statement that accompany this letter provide instructions regarding how to virtually attend the Annual General Meeting and describe the matters to be voted on at the Annual General Meeting. If you would like to attend the Annual General Meeting, you must inform us by e-mail (addressed to annualmeeting@atai.life) or in writing (addressed to atai Life Sciences N.V., Corporate Secretary, Wallstraße 16, 10179 Berlin, Germany) no later than 5:00 p.m. (Central European Summer Time) on May 15, 2024. Please see the section called “Who Can Attend the Annual General Meeting?” on page 6 of the accompanying proxy statement for more information about how to attend the meeting.
Whether or not you plan to attend the Annual General Meeting virtually or in person, please carefully review the accompanying materials and take time to cast your vote as it is important that your shares be represented and voted at the Annual General Meeting. Therefore, I urge you to promptly submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which will require no postage if mailed in the United States, or by email (addressed to annualmeeting@atai.life). Further instructions will be contained on the proxy card. If you decide to attend the Annual General Meeting, you will be able to vote online or in person, even if you have previously submitted your proxy.
Thank you for your support.

Sincerely,
[ ]
Christian Angermayer
Chairman
[ ]
Florian Brand
Chief Executive Officer

Page
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	ii
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS	1
PROXY STATEMENT	3
QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING	6
PROPOSAL 1 ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS OVER FISCAL YEAR 2023	10
PROPOSAL 2 APPOINTMENT OF DELOITTE & TOUCHE LLP (AND ITS DUTCH OFFICES/ENTITY) AS OUR EXTERNAL AUDITOR FOR FISCAL YEAR 2024	11
PROPOSAL 3 RELEASE OF EACH MEMBER OF OUR BOARD OF SUPERVISORY DIRECTORS AND OUR BOARD OF MANAGING DIRECTORS FROM LIABILITY FOR THE EXERCISE OF THEIR DUTIES DURING FISCAL YEAR 2023	12
PROPOSAL 4 RE-APPOINTMENT OF CHRISTIAN ANGERMAYER AS A SUPERVISORY DIRECTOR	13
PROPOSAL 5 APPOINTMENT OF SCOTT BRAUNSTEIN, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE	14
PROPOSAL 6 APPOINTMENT OF LAURENT FISCHER, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE	15
PROPOSAL 7 APPOINTMENT OF RAYMOND SANCHEZ, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE	16
PROPOSAL 8 APPOINTMENT OF ANNE JOHNSON AS A MANAGING DIRECTOR	19
PROPOSAL 9 EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO ISSUE SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR SHARES	20
PROPOSAL 10 EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO LIMIT AND EXCLUDE PRE-EMPTION RIGHTS	21
PROPOSAL 11 EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO ACQUIRE SHARES (OR DEPOSITARY RECEIPTS FOR SUCH SHARES) IN OUR CAPITAL	22
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SUPERVISORY DIRECTORS	23
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FEES AND OTHER MATTERS	24
EXECUTIVE OFFICERS	25
CORPORATE GOVERNANCE	27
COMMITTEES OF THE SUPERVISORY BOARD	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	37
EXECUTIVE AND DIRECTOR COMPENSATION	39
SHAREHOLDER PROPOSALS	47
OTHER MATTERS	48
SOLICITATION OF PROXIES	48
ANNUAL REPORT ON FORM 10-K	48
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this proxy statement, other than statements of historical fact, should be considered forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risks, uncertainties, and assumptions described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2024.
Any forward-looking statements made herein speak only as of the date of this proxy statement, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by applicable law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this proxy statement or to conform these statements to actual results or revised expectations.
ii

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held Friday, May 17, 2024
The Annual General Meeting of Shareholders (the “Annual General Meeting”) of atai Life Sciences N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), will be held at 6:00 p.m. (Central European Summer Time) on Friday, May 17, 2024. Our Annual General Meeting will be a “hybrid” meeting of shareholders, meaning that you may attend the meeting either via the Internet at www.virtualshareholdermeeting.com/ATAI2024 by following the instructions set forth below or in person in Amsterdam, The Netherlands. We believe this virtual attendance alternative enables increased shareholder participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.
Shareholders may attend the meeting either virtually, by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number, or in person at Dentons Europe LLP, Gustav Mahlerplein 2, Amsterdam 1082 MA, The Netherlands. If you choose to attend the Annual General Meeting online, you may submit your questions up to 72 hours in advance of the meeting by visiting www.proxyvote.com and entering your 16-digit control number. Also, you will be able to submit follow-up questions during the meeting pertaining to the same subject matter of your questions submitted in advance of the meeting by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number.
The agenda for the Annual General Meeting is as follows:
1.	Opening
2.	Discussion of the Dutch statutory report over fiscal year 2023 (discussion item)
3.	Adoption of the Dutch statutory annual accounts over fiscal year 2023 (voting item)
4.	Explanation of the dividend and reservation policy (discussion item)
5.	Appointment of Deloitte & Touche LLP (and its Dutch offices/entity) as our external auditor for fiscal year 2024 (voting item)
6.	Release of each member of our board of supervisory directors and our board of managing directors from liability for the exercise of their duties during fiscal year 2023 (voting item)
7.	Re-appointment of Christian Angermayer as a supervisory director (voting item)
8.	Appointment of Scott Braunstein, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce (voting item)
9.	Appointment of Laurent Fischer, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce (voting item)
10.	Appointment of Raymond Sanchez, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce (voting item)
11.	Appointment of Anne Johnson as a managing director (voting item)
12.	Extension of the authorization of our management board to issue shares and grant rights to subscribe for shares (voting item)

13.	Extension of the authorization of our management board to limit and exclude pre-emption rights (voting item)
14.	Extension of the authorization of our management board to acquire shares (or depositary receipts for such shares) in our capital (voting item)
15.	Closing
No business shall be voted on at the Annual General Meeting, except such items as included in the above mentioned agenda.
The record date for the Annual General Meeting in respect of our common shares is April 19, 2024 (the “Record Date”). Those who are holders of our common shares in the capital, or who otherwise have voting rights and/or meeting rights with respect to our common shares, on the Record Date, provided that they are recorded as such in the register maintained by our U.S. transfer agent, may virtually attend and, if relevant, vote prior to the Annual General Meeting (the “Persons with Meeting Rights”).
Persons with Meeting Rights who wish to attend the Annual General Meeting, virtually or in person, or be represented by proxy, must notify us of their identity and intention to attend the Annual General Meeting by e-mail (addressed to annualmeeting@atai.life) or in writing (addressed to atai Life Sciences N.V., Corporate Secretary, Wallstraße 16, 10179 Berlin, Germany). This notice must be received by us no later than 5:00 p.m. (Central European Summer Time) on May 15, 2024. Persons with Meeting Rights who have not complied with this requirement may be refused attendance at the Annual General Meeting. Persons with Meeting Rights may have themselves represented at the Annual General Meeting through the use of a written or electronically recorded proxy. Proxyholders who wish to attend the Annual General Meeting should present a copy of their proxy upon entry to the Annual General Meeting, failing which the proxyholder concerned may be refused entry to the Annual General Meeting. A proxy form for this purpose can be downloaded from our website (www.atai.life).
It is important that your shares be represented, regardless of the number of shares you may hold. We urge you to vote your shares or to submit your proxy. Proxies may be submitted up until 5:59 a.m. Central European Summer Time on May 17, 2024 (the “Cut-off Time”) via a toll-free telephone number (call 1-800-690-6903) or over the Internet (visit www.proxyvote.com), as described in further detail in the enclosed materials, or by signing, dating and mailing the proxy card in the enclosed return envelope or emailing the signed and dated proxy card to annualmeeting@atai.life. Voting your shares or submitting your proxy, as applicable, will be important for the presence of a quorum at the Annual General Meeting and will save us the expense of further solicitation. Submitting a proxy will not prevent you from voting your shares at the Annual General Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Supervisory Directors
[ ]
Ryan Barrett
General Counsel and Corporate Secretary
Berlin, Germany
April [ ], 2024
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER. MEETING TO BE HELD ON FRIDAY, MAY 17, 2024
This Proxy Statement and the Annual Report on Form 10-K are available at http://www.proxyvote.com

PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the board of supervisory directors of atai Life Sciences N.V. of proxies to be voted in respect of our Annual General Meeting of Shareholders to be held at 6:00 p.m. (Central European Summer Time) on Friday, May 17, 2024 (the “Annual General Meeting”). Our Annual General Meeting will be a “hybrid” meeting of shareholders, meaning that you may attend the meeting either via the Internet at www.virtualshareholdermeeting.com/ATAI2024 by following the instructions set forth below or in person in Amsterdam, The Netherlands. We believe this virtual attendance alternative enables increased shareholder participation from locations around the world. In addition, the online format allows us to communicate more effectively via a pre-meeting forum that you can enter by visiting www.proxyvote.com and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts.
You may attend the meeting either virtually, by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number, or in person at Dentons Europe LLP, Gustav Mahlerplein 2, Amsterdam 1082 MA, The Netherlands. If you choose to attend the Annual General Meeting virtually, you may submit your questions up to 72 hours in advance of the meeting by visiting www.proxyvote.com and entering your 16-digit control number. You will be able to submit follow-up questions during the meeting pertaining to the same subject matter of your questions submitted in advance of the meeting by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number.
The record date for the Annual General Meeting in respect of our common shares is April 19, 2024 (the “Record Date”). Those who are holders of our common shares, or who otherwise have voting rights and/or meeting rights with respect to our common shares, on the Record Date, provided that they are recorded as such in the register maintained by our U.S. transfer agent, may virtually attend and, if relevant, vote prior to the Annual General Meeting (the “Persons with Meeting Rights”). As of April 19, 2024, there were approximately [    ] common shares outstanding. Each common share is entitled to one vote on any matter presented at the Annual General Meeting as a voting item.
This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report on Form 10-K”) will be mailed on or about April [ ], 2024 to our shareholders of record as of the close of business on the Record Date.
Our principal executive offices are located at Wallstraße 16, 10179 Berlin, Germany. In this proxy statement, “atai”, “Company”, “we”, “us” and “our” refer to atai Life Sciences N.V.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON FRIDAY, MAY 17, 2024

This Proxy Statement and the Annual Report on Form 10 K are available at http://www.proxyvote.com/
Proposals
At the Annual General Meeting, each of the following proposals (the “Proposals”) will be on the agenda as a voting item:
1.	Adoption of Dutch statutory annual accounts over fiscal year 2023;
2.	Appointment of Deloitte & Touche LLP (and its Dutch offices/entity) as our external auditor for fiscal year 2024;
3.	Release of each member of our board of supervisory directors and our board of managing directors from liability for the exercise of their duties during fiscal year 2023;
4.	Re-appointment of Christian Angermayer as a supervisory director;
5.	Appointment of Scott Braunstein, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce;
6.	Appointment of Laurent Fischer, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce;
7.	Appointment of Raymond Sanchez, M.D. as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce;
8.	Appointment of Anne Johnson as a managing director;
9.	Extension of the authorization of our management board to issue shares and grant rights to subscribe for shares;
10.	Extension of the authorization of our management board to limit and exclude pre-emption rights; and
11.	Extension of the authorization of our management board to acquire shares (or depositary receipts for such shares) in our capital.
No business shall be voted on at the Annual General Meeting, except for the Proposals.
Recommendations of the Supervisory Board
The supervisory board recommends that you vote your shares FOR each of the foregoing Proposals. If you properly submit your proxy, your common shares will be voted on your behalf as you direct. If not otherwise specified, the common shares represented by the proxies received prior to 5:59 a.m. (Central European Summer Time) on May 17, 2024 (the “Cut-off Time”) will be voted FOR each Proposal.
Information About This Proxy Statement
Why you received this proxy statement. You have received these proxy materials because atai’s supervisory board is soliciting your proxy to vote your shares at the Annual General Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.
Proxy Card. Instructions regarding how you can vote are contained on the proxy card included with these materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. In addition, if you currently are a shareholder who shares an address with another shareholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL GENERAL MEETING
Who is entitled to vote prior to the Annual General Meeting?
The Record Date for the Annual General Meeting is April 19, 2024. Persons with Meeting Rights (i.e., holders of common shares or who otherwise have voting rights and/or meeting rights with respect to common shares on the Record Date, provided that they are recorded as such in the register maintained by our U.S. transfer agent) may attend and vote at the Annual General Meeting. Each outstanding common share is entitled to one vote on all matters presented at the Annual General Meeting as voting items. At the close of business on April 19, 2024, there were approximately [      ] common shares outstanding.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials will be provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not be able to vote your shares during the Annual General Meeting unless you obtain a legal proxy from your bank or brokerage firm.
How many shares must be present to hold the Annual General Meeting?
A quorum must be present at the Annual General Meeting for any proposal to be voted on. At the Annual General Meeting, at least one-third of the Company’s issued and outstanding common shares must be present or represented in order to constitute a quorum for Proposals 1 through 11.
Where and when will the Annual General Meeting be held?
The Annual General Meeting will be held at 6:00 p.m. (Central European Summer Time) on Friday, May 17, 2024. Shareholders may attend the meeting either virtually, by visiting www.virtualshareholdermeeting.com/ATAI2024 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials, or in person at Dentons Europe LLP, Gustav Mahlerplein 2, Amsterdam 1082 MA, The Netherlands.
Who can attend the Annual General Meeting?
You may attend the Annual General Meeting if you are a Person with Meeting Rights (see above under “Who is entitled to vote prior to the Annual General Meeting?”), or if you hold a valid proxy from a Person with Meeting Rights for the Annual General Meeting. If you would like to attend the Annual General Meeting, or be represented by proxy, you must notify us by e-mail (addressed to annualmeeting@atai.life) or in writing (addressed to atai Life Sciences N.V., Corporate Secretary, Wallstraße 16, 10179 Berlin, Germany) of your identity and intention to attend the Annual General Meeting. This notice must be received by us no later than 5:00 p.m. (Central European Summer Time) on May 15, 2024. If you do not comply with this requirement, you may be refused attendance of the Annual General Meeting.
Proxyholders who wish to attend the Annual General Meeting should also present a copy of their proxy by e-mail (addressed to annualmeeting@atai.life) or in writing (addressed to atai Life Sciences N.V., Corporate Secretary, Wallstraße 16, 10179 Berlin, Germany) prior to the Cut-off Time, failing which the proxyholder concerned may be refused attendance of the Annual General Meeting.
If your bank or broker holds your shares in street name, you may also be required to provide proof of beneficial ownership of our common shares on the Record Date, such as a bank or brokerage statement or a letter from your bank or broker showing that you owned our common shares at the close of business on the Record Date.

You may virtually attend and participate in the Annual General Meeting by visiting www.virtualshareholdermeeting.com/ATAI2024. The meeting webcast will begin promptly at 6:00 p.m. (Central European Summer Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 5:55 p.m. (Central European Summer Time), and you should allow ample time for the check-in procedures. To virtually attend and participate in the Annual General Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your bank or broker holds your shares in street name, you should contact your bank or broker to obtain your 16-digit control number. If you lose your 16-digit control number, you may join the Annual General Meeting as a “Guest” but you will not be able to ask questions.
What if during the check-in time or during the Annual General Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have IT personnel ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual General Meeting login page.
Will atai’s supervisory directors attend the Annual General Meeting?
Yes, our supervisory directors are expected to attend the Annual General Meeting. In light of the fact that we will be holding a hybrid Annual General Meeting this year, we expect that some or all of our supervisory directors may virtually attend the Annual General Meeting.
What if a quorum is not present at the Annual General Meeting?
If the requisite quorum (see above under “How many shares must be present to hold the Annual General Meeting?”) is not present, then the Annual General Meeting cannot validly pass any of the voting items on the agenda for the Annual General Meeting and a new meeting shall be convened in accordance with applicable law.
What does it mean if I receive more than one set of proxy materials?
It means that your common shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials please submit your proxy by phone, via the Internet, by signing, dating and returning the enclosed proxy card in the enclosed envelope or via email.
How do I vote?
Shareholders of Record - If you are a shareholder of record, you have the right to vote online or in person at the Annual General Meeting or you may appoint a proxy to vote on your behalf. All proxies must be received no later than the Cut-off Time. There are four ways to vote by proxy:
•	by Telephone - You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet – You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Mail – You can vote by mail by signing, dating and mailing the proxy card; or
•	by Email – You can vote by email by signing, dating and emailing the proxy card to annualmeeting@atai.life.
Telephone and Internet voting facilities will be available 24 hours a day and will close at the Cut-off Time.
Submitting a proxy will not prevent you from voting your shares at the Annual General Meeting if you desire to do so, as your proxy is revocable at your option.
Beneficial Owners of Shares Held in “Street Name”- If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from your bank or broker. You must follow their instructions in order for your shares to be voted. Telephone and Internet voting also may be offered to shareholders owning shares through certain banks and brokers.

If your shares are held in street name and you would like to vote your shares in person at the Annual General Meeting, you should contact your bank or broker to obtain a legal proxy, bring it to the Annual General Meeting in order to vote and notify us in writing of your identity and intention to attend the Annual General Meeting (see above under “Who can attend the Annual General Meeting?”).
Can I change my vote after I submit my proxy?
Yes. You may revoke your submitted proxy and change your vote prior to the time of voting at the Annual General Meeting by:
•	submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone; or
•	revoking your proxy by voting at the Annual General Meeting.
Your most recent proxy card or telephone or Internet proxy is the one that will be counted. You may also attend the Annual General Meeting in person and revoke your proxy at the meeting or grant a separate proxy in writing to a representative who may attend the Annual General Meeting in person and revoke your prior proxy at the meeting on your behalf.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote in person at the Annual General Meeting by obtaining a legal proxy from your bank or broker, bringing your legal proxy to the Annual General Meeting in order to vote and notifying the Company in writing of your identity and intention to attend the Annual General Meeting (see above under “Who can attend the Annual General Meeting?”).
What if I do not specify how my shares are to be voted?
If you submit a proxy prior to the Cut-off Time but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the supervisory board. The supervisory board’s recommendations are indicated on page 4 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes submitted by proxy prior to the Cut-off Time as described in this proxy statement. This tabulation will be provided to the Company. Votes cast at the Annual General Meeting by Persons with Meeting Rights attending in person shall be tabulated by a civil law notary of Dentons Europe LLP, our Dutch legal counsel (or a substitute).
Will any other business be conducted at the Annual General Meeting?
No business shall be voted on at the Annual General Meeting, except such items as included in the agenda for the meeting included on pages 1 and 2 of this proxy statement.
How many votes are required for the approval of the proposals to be voted upon?
Other than the proposal to re-appoint Christian Angermayer as supervisory director, the proposals to appoint each of Scott Braunstein, M.D., Laurent Fischer, M.D., and Raymond Sanchez, M.D., as supervisory directors, and the proposal to appoint Anne Johnson as a managing director, each voting item on the agenda for the Annual General Meeting requires the affirmative vote of a simple majority of the valid votes cast. Proposals 4, 5, 6 and 7 to re-appoint Christian Angermayer and to appoint each of Drs. Braunstein, Fischer and Sanchez as a supervisory director, respectively, are each based on a binding nomination proposed by the supervisory board. Proposal 8 to appoint Anne Johnson as a managing director is based on a binding nomination proposed by the supervisory board. The proposed candidate specified in a binding nomination shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least a two- thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment.

What is an abstention and how will abstentions be treated?
An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Under Dutch law and our articles of association, shares abstaining from voting will not count as votes cast at the Annual General Meeting for any of the Proposals presented as voting items, but will count as shares present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the votes of the proposals presented at the Annual General Meeting.
How many votes do I have?
Each shareholder present in person, virtually or by proxy or, in the case of a corporation, by a duly authorized representative, has one vote for each share held by the shareholder.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares, in which case your shares will count for purposes of determining whether a quorum is present. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, which include all proposals other than Proposal 2. We do not expect any broker non-votes in connection with Proposal 2. Broker non-votes are not considered to be votes cast and accordingly will have no effect on the outcome of the votes on the proposals presented at the Annual General Meeting.
How do we solicit proxies?
We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, email, Internet and personal solicitation by our supervisory directors, managing directors or other employees. No additional compensation for soliciting proxies will be paid to our supervisory directors, managing directors or other employees for their proxy solicitation efforts.
Where can I find the voting results of the Annual General Meeting?
We plan to announce whether the Proposals have passed at the Annual General Meeting and we will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days of the Annual General Meeting.

PROPOSAL 1
ADOPTION OF DUTCH STATUTORY ANNUAL ACCOUNTS OVER FISCAL YEAR 2023
The Annual General Meeting, as required under Dutch law, will be asked to adopt our Dutch statutory annual accounts over fiscal year 2023, which are comprised of our company annual accounts and consolidated annual accounts. This approval also extends to the approval of the use of the English language for the line items in our Dutch statutory annual accounts and the preparation of our annual reports (for this and other fiscal years).
Our Dutch statutory consolidated annual accounts are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and are different from the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 that were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and filed with the SEC. The Dutch statutory annual accounts contain some disclosures that are not required under U.S. GAAP and not contained in our Annual Report on Form 10-K. The adoption of the Dutch statutory annual accounts will also mean that the result for the applicable financial year is allocated in the manner stipulated therein.
A copy of our Dutch statutory annual accounts over fiscal year 2023 will be included in our Dutch statutory annual report over fiscal year 2023, which will be made available on our website at www.atai.life and at our offices located at Wallstraße 16, 10179 Berlin, Germany, no later than the earlier of (i) the 15th day prior to the day of the Annual General Meeting or (ii) the day of convening of the Annual General Meeting.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the adoption of our Dutch statutory annual accounts over fiscal year 2023.

PROPOSAL 2
APPOINTMENT OF DELOITTE & TOUCHE LLP (AND ITS DUTCH OFFICES/ENTITY) AS OUR EXTERNAL AUDITOR FOR FISCAL YEAR 2024
Pursuant to Dutch law, our Annual General Meeting is authorized to appoint an auditor to audit our Dutch annual report, including our statutory annual accounts. Upon the recommendation of the audit committee of our supervisory board, our supervisory board proposes to appoint and instruct Deloitte & Touche LLP to serve as our external auditor who will audit our Dutch annual report and Dutch statutory annual accounts to be prepared in accordance with Dutch law for fiscal year 2024.
A representative of Deloitte & Touche LLP is expected to virtually attend the Annual General Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from shareholders.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR appointment of Deloitte & Touche LLP (and its Dutch offices/entity) as our external auditor for fiscal year 2024.

PROPOSAL 3
RELEASE OF EACH MEMBER OF OUR BOARD OF SUPERVISORY DIRECTORS AND OUR BOARD OF MANAGING DIRECTORS FROM LIABILITY FOR THE EXERCISE OF THEIR DUTIES DURING FISCAL YEAR 2023
As is customary for companies organized under Dutch law, the Annual General Meeting will be asked to release each member of our board of supervisory directors and our board of managing directors in office during fiscal year 2023 from liability with respect to the exercise of their respective duties during that year.
The scope of this release from liability extends to the exercise of the respective duties of our supervisory and managing board members insofar as these are reflected in our Dutch statutory annual report over fiscal year 2023, our Dutch statutory annual accounts over fiscal year 2023 or in our other public disclosures.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the release of each member of our board of supervisory directors and our board of managing directors from liability for the exercise of their duties during fiscal year 2023.

PROPOSAL 4
RE-APPOINTMENT OF CHRISTIAN ANGERMAYER AS A SUPERVISORY DIRECTOR
The supervisory board has made a binding nomination to re-appoint Christian Angermayer as a supervisory director for a period ending at the end of the annual general meeting of shareholders of the Company to be held in 2027.
Christian Angermayer, age 45, is the founder of Apeiron Investment Group Ltd., which he founded in 2012. Mr. Angermayer is also the founder of Presight Capital Management Company, L.L.C. and has served as General Partner since 2019. Mr. Angermayer also serves on the board of directors of several private companies, including, since 2019, Cambrian Biopharma, Inc. and Rejuveron Life Sciences AG. We believe that Mr. Angermayer is qualified to serve on our supervisory board because of his extensive finance and life sciences industry experience.
Vote Required
The proposal to re-appoint Mr. Angermayer as a supervisory director is based on a binding nomination proposed by the supervisory board. Consequently, Mr. Angermayer shall be re-appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the re-appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the re-appointment of Christian Angermayer as a supervisory director.

PROPOSAL 5
APPOINTMENT OF SCOTT BRAUNSTEIN, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE
The supervisory board has made a binding nomination to appoint Scott Braunstein, M.D. as a supervisory director for a period beginning on such date that he registers with the Trade Register held by the Dutch Chamber of Commerce as a member of the Supervisory Board and ending at the end of the annual general meeting of shareholders of the Company to be held in 2027.
It is anticipated that Dr. Braunstein will register with the Trade Register held by the Dutch Chamber of Commerce as supervisory director promptly following this Annual General Meeting . Scott Braunstein, M.D., age 60, has served as President and Chief Executive Officer of Marinus Pharmaceuticals, Inc. (Nasdaq: MRNS) since August 2019 and has served as a member of the Marinus board of directors (the “Marinus Board”) since September 2018, including as chair of the Marinus Board from November 2022 and as Executive Chair from February 2019 to August 2019. Dr. Braunstein brings over 20 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. He has served as an operating partner at Aisling Capital since 2015. From 2015 to 2018, he served as Senior Vice President, Strategy and Chief Operating Officer at Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), a specialty pharmaceutical company focused on the acute care setting. Prior to Pacira, he served as a healthcare portfolio manager at Everpoint Asset Management from 2014 to 2015 and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team, and as portfolio manager of the JP Morgan Global Healthcare Fund responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently on the board of directors of Caribou Biosciences, Inc. (Nasdaq: CRBU) and Trevena Inc. (Nasdaq: TRVN). Dr. Braunstein previously served on the boards of directors of Esperion Therapeutics, Inc. (Nasdaq: ESPR) (June 2015 to April 2020), Ziopharm Oncology Inc. (Nasdaq: ZIOP) (September 2018 to November 2020), Protara Therapeutics, Inc. (f/k/a ArTara Therapeutics, Inc.) (Nasdaq: TARA) (May 2018 to July 2020) and Constellation Pharmaceuticals, Inc. (formerly Nasdaq: CNST) (February 2018 to July 2021). Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as an assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He earned his medical degree from the Albert Einstein College of Medicine and his undergraduate degree at Cornell University. We believe Dr. Braunstein is qualified to serve on our supervisory board because of his extensive leadership experience in the pharmaceutical industry and healthcare portfolio management, including his role as the President and Chief Executive Officer of Marinus Pharmaceuticals, Inc.
Vote Required
The appointment of Dr. Braunstein is subject to the requisite quorum being present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least two thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Abstentions and broker non votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the appointment of Dr. Braunstein as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce.

PROPOSAL 6
APPOINTMENT OF LAURENT FISCHER, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE
The supervisory board has made a binding nomination to appoint Laurent Fischer, M.D. as a supervisory director for a period beginning on such date that he registers with the Trade Register held by the Dutch Chamber of Commerce as a member of the Supervisory Board and ending at the end of the annual general meeting of shareholders of the Company to be held in 2027.
It is anticipated that Dr. Fischer will register with the Trade Register held by the Dutch Chamber of Commerce as supervisory director promptly following this Annual General Meeting.
Laurent Fischer, M.D., age 60, has served as the chief executive officer of Adverum Biotechnologies, Inc. (Nasdaq: ADVM) since June 2020 and its president and CEO since June 2021. He was chairman of the board of CTI Biopharma from 2017 until its acquisition by Swedish Orphan Biovitrum in June 2023. Dr. Fischer served as senior vice president, head of the liver therapeutic area at Allergan PLC, a global pharmaceutical company, from November 2016 to June 2020, in which role he was responsible for the Liver Therapeutic R&D pipeline. Dr. Fischer served as chief executive officer of Tobira Therapeutics, a clinical-stage biopharmaceutical company from December 2013 until Allergan acquired Tobira Therapeutics in November 2016, in which role he was responsible for taking the company public, completing the first study in NASH demonstrating an anti-fibrotic effect and selling the company to Allergan. Prior to Tobira, he served as chairman and chief executive officer of Jennerex, Inc., from June 2012 to March 2014, until its acquisition by SillaJen Biotherapeutics, Inc. Prior to Jennerex, he was co-founder, president and chief executive officer of Ocera Therapeutics from January 2005 to June 2012 and president and chief executive officer of Auxeris Therapeutics, Inc. from 2003 to 2004. Dr. Fischer serves on the board of directors at Mirum Pharmaceuticals, Inc. since June 2019. Dr. Fischer also serves on the board of directors of Lycia Therapeutics, a private company founded by Caroly Bertozzi, since December 2019, and as chairman of private company Teal since October 2023. Over the span of his career, Dr. Fischer has held roles of increasing responsibility at companies, including, RXCentric, Inc. (now part of Allscripts Healthcare Solutions, Inc.), MedVantx Inc., Dupont Pharmaceuticals, Dupont-Merck and F. Hoffmann-La Roche. Dr. Fischer earned an undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland. We believe Dr. Fischer is qualified to serve on our supervisory board because of his extensive leadership experience as an executive in the pharmaceutical industry and knowledge of biopharmaceuticals, including his position as the Chief Executive Officer of Adverum Biotechnologies, Inc.
Vote Required
The appointment of Dr. Fischer is subject to the requisite quorum being present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least two thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Abstentions and broker non votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the appointment of Dr. Fischer as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce.

PROPOSAL 7
APPOINTMENT OF RAYMOND SANCHEZ, M.D. AS A SUPERVISORY DIRECTOR, EFFECTIVE UPON HIS REGISTRATION WITH THE TRADE REGISTER HELD BY THE DUTCH CHAMBER OF COMMERCE
The supervisory board has made a binding nomination to appoint Raymond Sanchez, M.D. as a supervisory director for a period beginning on such date that he registers with the Trade Register held by the Dutch Chamber of Commerce as a member of the Supervisory Board and ending at the end of the annual general meeting of shareholders of the Company to be held in 2027.
It is anticipated that Dr. Sanchez will register his appointment as supervisory director with the Trade Register held by the Dutch Chamber of Commerce in the second half of 2024, promptly following the closing of the merger between his current employer, Cerevel Therapeutics LLC, and AbbVie Inc.
Raymond Sanchez, M.D., age 63, has served as the Chief Medical Officer of Cerevel Therapeutics Holdings, Inc. (Nasdaq: CERE) since January 2019 (on December 6, 2023, Cerevel entered into an Agreement and Plan of Merger with AbbVie Inc., pursuant to which Cerevel will become a wholly owned subsidiary of AbbVie). Previously, from November 2007 to January 2019, Dr. Sanchez held various roles of increasing responsibility at Otsuka Pharmaceutical Development & Commercialization, Inc., most recently as senior vice president, global clinical development since November 2013. From June 2018 to January 2019, Dr. Sanchez concurrently served as the chief medical officer of Avanir Pharmaceuticals, Inc. Dr. Sanchez was the executive co-chair of the International Society for CNS Drug Development from November 2017 to January 2022 and trustee, member of the board of directors for the Connecticut Mental Health Center Foundation, Yale School of Medicine since January 2000, as well as several other not-for-profit organizations. Dr. Sanchez received a bachelor’s degree from the Weinberg College of Arts and Sciences at Northwestern University and a medical degree from the Feinberg School of Medicine at Northwestern. He completed his residency training and fellowship in psychiatry at the Yale University Medical School, where he was also appointed as an instructor. We believe Dr. Sanchez is qualified to serve on our supervisory board because of his extensive experience in the pharmaceutical industry and his background in medicine, including his role as Chief Medical Officer of Cerevel.
Vote Required
The appointment of Dr. Sanchez is subject to the requisite quorum being present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least two thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Abstentions and broker non votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the appointment of Dr. Sanchez as a supervisory director, effective upon his registration with the Trade Register held by the Dutch Chamber of Commerce.
Our Board of Supervisory Directors
Our supervisory board (raad van commissarissen) is currently composed of six members, whom we refer to as our supervisory directors, all of whom are non-executive directors. Each supervisory director holds office for the term set by our general meeting (as set forth in the table below), or until his or her earlier death, resignation or removal. Our supervisory directors do not have a retirement age requirement under our articles of association. If Mr. Angermayer is reappointed and Drs. Braunstein, Fischer and Sanchez are each appointed as a supervisory director at the Annual General Meeting, it is anticipated that the supervisory board will consist of eight members immediately following the Annual General Meeting, effective upon each of Dr. Braunstein and Dr. Fischer’s registration with the Trade Register held by the Dutch Chamber of Commerce and nine members as of the date Dr. Sanchez registers with the Trade Register held by the Dutch Chamber of Commerce as set forth in Proposal 7. Each of Mr. Angermayer, Dr. Braunstein, Dr. Fischer, and Dr. Sanchez has consented to being named in this proxy statement and serving on the Supervisory Board if elected. The Supervisory Board has no reason to believe that Mr. Angermayer, Dr. Braunstein, Dr. Fischer and Dr. Sanchez will be unable to serve as a supervisory director if elected.

The following table sets forth the names of our current supervisory directors and supervisory director nominees, and their respective ages, the year each member has started their current term, or will start their term, if elected, and the year of expiration of their current term as supervisory directors or expected year of expiration, if elected:
Name	Age	Year Current Term Began or Will Begin	Year in Which Term Expires or Will Expire	Current Role
Christian Angermayer	45	2021	2024	Supervisory Director (Chairman)
Michael Auerbach	48	2022	2025	Supervisory Director
Jason Camm	35	2022	2025	Supervisory Director
Sabrina Martucci Johnson	57	2023	2026	Supervisory Director
Amir Kalali, M.D.	58	2023	2026	Supervisory Director
Andrea Heslin Smiley	56	2023	2026	Supervisory Director
Scott Braunstein, M.D.	60	2024	2027	Supervisory Director Nominee
Laurent Fischer, M.D.	60	2024	2027	Supervisory Director Nominee
Raymond Sanchez, M.D.	63	2024	2027	Supervisory Director Nominee
Nominees for Election at the Annual General Meeting for Terms Expiring in 2027 (see Proposals 4, 5, 6 and 7)
Biographical information for Christian Angermayer, Scott Braunstein, M.D., Laurent Fischer, M.D., and Raymond Sanchez, M.D., each a nominee for election at the Annual General Meeting, is set forth under Proposals 4 through 7, respectively.
Continuing Supervisory Directors with Terms Expiring in 2025
Michael Auerbach is the Founder and Managing Member of Subversive Capital LLC, a private equity firm, since January 2013. Since November 2021, he has served as the Managing Member of Subversive Capital Advisor LLC, an SEC-registered investment advisor. Mr. Auerbach also serves as Partner, Head of Business Intelligence, at Dentons Global Advisors since September 2022, and previously served, from November 2012 until September 2022, as Senior Vice President at Albright Stonebridge Group, a part of Dentons Global Advisors, a global consulting firm founded by former Secretary of State Madeleine Albright. Mr. Auerbach served as the Chief Executive Officer of Subversive Acquisition LP from January 2020 to January 2021, which was a publicly traded Canadian special purpose acquisition company prior to merging into Intercure Ltd., a leading Israeli cannabis company, in April 2021. Mr. Auerbach serves on the board of Canaccord Genuity Group Inc., a global financial services firm, since August 2022. Mr. Auerbach served as Chairman of Subversive Capital Acquisition Corp. from June 2019 to January 2021, which was a publicly traded Canadian special purpose acquisition company prior to becoming TPCO Holding Corp., where he then served as Chairman of the board of directors from January 2021 to June 2023. Mr. Auerbach also served on the board of directors of Tilray Brands Inc., the Nasdaq-listed global cannabis company, from February 2018 to May 2021 and on the board of directors of Privateer Holdings, Inc. from June 2013 to December 2019. Mr. Auerbach received his M.A. in International Relations from Columbia University and his B.A. in Critical Theory from the New School for Social Research. We believe that Mr. Auerbach is qualified to serve on our supervisory board because of his experience investing in companies that employ sophisticated government and regulatory strategies for success.
Jason Camm has served as the Founder and General Partner of Thiel Bio Fund, L.P. since November 2022. Prior to that, he has served in various roles at Thiel Capital LLC, an investment management firm, since February 2013, most recently as Managing Director and Chief Medical Officer, where he led the life sciences investment team. Mr. Camm serves on the board of advisors at the Gerald J. and Dorothy R. Friedman School of Nutrition Science and Policy at Tufts University since October 2015. He received his Master of Osteopathy degree from the British School of Osteopathy. We believe that Mr. Camm is qualified to serve on our supervisory board because of his investment management experience, as well as his demonstrated business acumen.
Continuing Supervisory Directors with Terms Expiring in 2026
Sabrina Martucci Johnson, founded Dare Bioscience, Inc., a public biopharmaceutical company engaged in the development of novel therapies that expand treatment options for women, and has served on the board of directors and as Chief Executive Officer since 2015. From January 2018 to April 2022, Ms. Johnson served on the board of directors of Aethlon Medical, Inc., a public company developing immunotherapeutic technologies to combat infectious disease and cancer, and as a member of its Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Ms. Johnson received a Master of International Management degree from the American Graduate School of International Management, an MSc. in biochemical engineering from University College London and a BSc. in biomedical engineering from Tulane University. We believe that Ms. Johnson is qualified to serve on our supervisory board because of her experience in building successful companies and launching innovative products into specialty markets.
Amir Kalali, M.D., is the Co-Chair of the Decentralized Trials and Research Alliance since 2020 and Founding Chairman and Chief Curator of the CNS Summit, a forum focused on the future of life sciences, since 2011. He is also the Founding Chairman and sits on the Executive Committee of the International Society for CNS Drug Development, an independent non-profit focused on improving central nervous system drug development, founded in 2022. In addition, Dr. Kalali is a Professor of Psychiatry at the University of California San Diego and Editor of the journal, Innovations in Clinical Neuroscience. He previously served as the Global Head of the Neuroscience Center of Excellence at IQVIA (formerly Quintiles and IMS Health, Inc.), a publicly traded health information technology company, from 1997 to 2017. From January 2004 to January 2011, Dr. Kalali served as a member of the board of directors, as well as the Compensation Committee and Nominating Committee, of Cypress Bioscience, a public pharmaceutical company. Dr. Kalali received his M.D. from University College London and his MRCPSych from the Royal College of Psychiatrists. We believe that Dr. Kalali is qualified to serve on our supervisory board because of his more than 20 years of experience in the life sciences and technology fields, as well as his involvement in numerous drug development programs.
Andrea Heslin Smiley, has served in various roles at VMS Biomarketing, Inc., or VMS, since 2008, most recently as President and Chief Executive Officer since January 2011. Prior to joining VMS, from 1996 to 2008, Ms. Smiley served in various roles at Eli Lilly and Company, most recently as Vice President, Osteoporosis Business Unit. Ms. Smiley currently serves as a director and member of the Audit Committee of Rockwell Medical, Inc., a public biopharmaceutical company, and as a director of Agent Capital LLC. Ms. Smiley previously served as a director of Assertio Therapeutics, Inc., a public commercial pharmaceutical company, from May 2020 to January 2021, and Zyla Life Sciences, a public specialty commercial pharmaceutical company, from January 2017 to May 2020, where she was also the Chair of the Nominating and Governance Committee and a member of the Audit Committee. We believe that Ms. Smiley is qualified to serve on our supervisory board because of her more than 25 years of commercialization and management experience in the biopharmaceutical industry in both public and private companies.
There are no family relationships among any of our executive officers or supervisory directors, including our supervisory director nominees.
Board Diversity Matrix(1) (as of April [ ], 2024)
Country of Principal Executive Offices	Germany
Foreign Private Issuer	No
Disclosure Prohibited Under Home Country Law	No
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	4
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction		1
LGBTQ+		1
Did Not Disclose Demographic Background
(1)	Information for our supervisory director nominees who do not currently serve as members on our supervisory board is not included herein.

PROPOSAL 8
APPOINTMENT OF ANNE JOHNSON AS A MANAGING DIRECTOR
The supervisory board has made a binding nomination to appoint Anne Johnson as a managing director to serve in such capacity until her earlier death, resignation or removal.
As previously announced by the Company, effective February 6, 2024, Ms. Johnson was appointed the Company’s Chief Financial Officer, succeeding our former Chief Financial Officer and managing director, Stephen Bardin.
Anne Johnson, age 55, has served as the Company’s Chief Financial Officer since February 2024 and as the Company’s Interim Chief Financial Officer since October 2023. From May 2023 to October 2023, Ms. Johnson served as the Company’s Chief Accounting Officer. From January 2021 to May 2023, Ms. Johnson served as the Company’s VP, Global Controller. From December 2018 to December 2020, Ms. Johnson served as Controller of Aruvant Sciences, Inc., a Roivant company. Ms. Johnson also served in senior leadership roles at Chimerix, Inc., PPD, and Xanodyne Pharmaceuticals. Ms. Johnson received her Bachelor of Science in Accounting from the University of North Carolina, Wilmington, and is a Certified Public Accountant and Chartered Global Management Accountant. We believe that Ms. Johnson is qualified to serve on our management board because of her prior experience in biotech, her financial expertise, and her understanding of drug development.
Vote Required
The proposal to appoint Ms. Johnson as a managing director is based on a binding nomination proposed by the supervisory board. Consequently, Ms. Johnson shall be appointed provided that the requisite quorum is present or represented at the Annual General Meeting, unless the nomination is overruled by the Annual General Meeting, which would result if at least two-thirds of the votes cast, representing more than half of the Company’s issued share capital, vote against the appointment. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the appointment of Anne Johnson as a managing director.

PROPOSAL 9
EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO ISSUE SHARES AND GRANT RIGHTS TO SUBSCRIBE FOR SHARES
The management board has been authorized, for a period of five years following May 16, 2023, to resolve to issue ordinary shares and/or grant rights to subscribe for ordinary shares, in each case up to our authorized share capital included in our articles of association from time to time. It is proposed that this authorization be extended to expire five years following the date of this Annual General Meeting. If this Proposal 9 is approved, the proposed authorization shall replace the currently existing authorization.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the extension of the authorization of our management board to issue shares and grant rights to subscribe for shares.

PROPOSAL 10
EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO LIMIT AND EXCLUDE PRE-EMPTION RIGHTS
The management board has been authorized, for a period of five years following May 16, 2023, to limit and/or exclude pre-emption rights in relation to an issuance of, or a granting of rights to subscribe for, ordinary shares resolved upon by the management board. It is proposed that this authorization be extended to expire five years following the date of this Annual General Meeting. If this Proposal 10 is approved, the proposed authorization shall replace the currently existing authorization.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the extension of the authorization of our management board to limit and exclude pre-emption rights.

PROPOSAL 11
EXTENSION OF THE AUTHORIZATION OF OUR MANAGEMENT BOARD TO ACQUIRE SHARES (OR DEPOSITARY RECEIPTS FOR SUCH SHARES) IN OUR CAPITAL
The management board has been authorized, for a period of 18 months following May 16, 2023, to resolve for the Company to acquire fully paid-up ordinary shares in our capital (and depositary receipts for such ordinary shares), by any means, for a price which does not exceed 110% of the average market price of our ordinary shares on the Nasdaq Stock Market (such average market price being the average of the closing prices on each of the five consecutive trading days preceding the date the acquisition is agreed upon by the Company), up to 20% of our issued share capital. It is proposed that this authorization be renewed for a period of, and effectively extended until, 18 months following the date of this Annual General Meeting for up to 20% of our issued share capital (to be determined as at the close of business on the date of this Annual General Meeting). If this Proposal 11 is approved, the proposed authorization shall replace the currently existing authorization.
Vote Required
Provided that the requisite quorum is present or represented at the Annual General Meeting, this proposal requires a simple majority of votes cast in favor of the proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Supervisory Board
The supervisory board unanimously recommends a vote FOR the extension of the authorization of our management board to acquire shares (or depositary receipts for such shares) in our capital.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SUPERVISORY DIRECTORS
The audit committee has reviewed our U.S. GAAP audited financial statements for the fiscal year ended December 31, 2023 and has discussed these financial statements with management and our independent registered public accounting firm. The audit committee has also received from, and discussed with, our independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
Our independent registered public accounting firm also provided the audit committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and us, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. In addition, the audit committee discussed with the independent registered public accounting firm its independence from us. The audit committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to us is compatible with maintaining such firm’s independence.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the board of supervisory directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Sabrina Martucci Johnson (Chair)
Amir Kalali, M.D.
Andrea Heslin Smiley
The information contained in this Report of the Audit Committee of the Board of Supervisory Directors shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically incorporate this information by reference).

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. FEES AND OTHER MATTERS
The following table summarizes fees billed to us for the fiscal years ended December 31, 2023 and 2022, by Deloitte & Touche LLP, our independent registered public accounting firm (in thousands):
Fee Category	2023	2022
Audit Fees	$2,283	$3,326
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	5	3
Total Fees	$3,288	$3,329
Audit Fees
Audit fees consist of fees associated with the audit of our annual consolidated financial statements, statutory audits, reviews of our quarterly consolidated financial statements, issuances of consents and comfort letters, and assistance with review of documents filed with the SEC, and are all services that are normally provided by the accounting firm in connection with our statutory and regulatory filings or engagements.
All Other Fees
All other fees consist of an annual license fee for access to an accounting research software application.
Audit Committee Pre-Approval Policy and Procedures
The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The audit committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS
We have a two-tier board structure consisting of a management board (bestuur) and a separate supervisory board (raad van commissarissen).
Management Board
Our management board is generally composed of two members, whom we refer to as our managing directors (and who are also executive officers). As of the date of this filing, our management board is composed of one member. As set forth in Proposal 8, the supervisory board has made a binding nomination to appoint Anne Johnson, who was previously appointed as our Chief Financial Officer effective as of February 6, 2024, as a managing director, effective as of the date of the Annual General Meeting.
Each managing director will hold office until his or her earlier death, resignation or removal. Our managing directors do not have a retirement age requirement under our articles of association.
Our managing directors are responsible for our management and representation.
The following table lists our current managing director and our managing director nominee – both of whom we also consider executive officers – as well as their age and position.
Name	Age	Position
Florian Brand	37	Co-Founder, Chief Executive Officer and Managing Director
Anne Johnson	55	Chief Financial Officer and Managing Director Nominee
The following is a brief summary of the prior business experience and principal business activities performed outside of atai by our managing director and managing director nominee. Unless otherwise indicated, the current business addresses for the managing director and the managing director nominee is Wallstraße 16, 10179 Berlin, Germany.
Our Current Managing Director
Florian Brand is our co-founder and has served as our Chief Executive Officer since our inception in June 2018. From 2015 to 2018 Mr. Brand served as Managing Director of Springlane GmbH. Mr. Brand received his bachelor’s degree in Economics from LMU Munich and his master’s degree in Management from ESCP Europe, Paris.
Managing Director Nominee for Election at the General Meeting (see Proposal 8)
See biography for Anne Johnson on page 19 of this proxy statement.
Other Executive Officers
The following table lists our current additional executive officers, as well as their age and position:
Name	Age	Position
Srinivas Rao, M.D., Ph.D.	55	Co-Founder and Chief Scientific Officer
Sahil Kirpekar, M.D.	39	Chief Business Officer
The following is a brief summary of the prior business experience and principal business activities performed outside of atai by our other executive officers. Unless otherwise indicated, the current business addresses for our other executive officers is Wallstraße 16, 10179 Berlin, Germany.
Srinivas Rao, M.D., Ph.D., is our co-founder and has served as our Chief Scientific Officer since April 2019. He has also worked as a consultant for Simons Foundation Autism Research Initiative, or SFARI, since June 2011. Prior to joining us, Dr. Rao was the Chief Medical Officer at Axial Biotherapeutics, Inc. from August 2017 to March 2019 and the Chief Medical Officer at Depomed, Inc. from July 2014 to July 2017. Prior to that, he served as Executive Vice President and Head of Neuroscience at Retrophin from December 2013 to March 2014 and Chief Executive Officer at Kyalin Biosciences Inc. from October 2011 to December 2013. He has held leadership positions at a number of biotechnology companies, including Kalyra Pharmaceuticals, Avelas

Biosciences, Sova Pharmaceuticals, ReVision Therapeutics and Cypress Bioscience, Inc. Dr. Rao received his Ph.D. in Neuropharmacology, his M.D. in Internal Medicine, his M.S. in Electrical Engineering and his Bachelor of Science in Electrical Engineering from Yale University.
Sahil Kirpekar, M.D., has served as our Chief Business Officer since November 2022. Prior to joining us, Dr. Kirpekar worked at Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) from April 2014 to November 2022, most recently as the Head of Business Development prior to joining us. Prior to Otsuka, Dr. Kirpekar served as a strategy consultant at Double Helix Consulting / McCann Health Consultant where he built the Emerging Markets Practice and executed on commercial and market access strategies for biopharmaceutical companies globally. He also served as a market analyst for the World Health Organization and has co-founded a company building a drug delivery device focused on adherence. Dr. Kirpekar serves on the board of directors of IntelGenx Technologies Corp., a drug delivery company. He is a trained physician and holds an MPhil from the University of Cambridge, where he is an honorary lecturer.

CORPORATE GOVERNANCE
General
Our supervisory board has adopted, among other policies, Rules of the Board of Supervisory Directors, an Insider Trading Compliance Policy, a Code of Conduct and charters for each of our audit, compensation and nominating committees to assist the supervisory board in the exercise of its responsibilities and to serve as a framework for our effective governance. You can access our committee charters and our Rules of the Board of Supervisory Directors in the Corporate Governance section under Governance Documents of the Investors page of our website located at www.atai.life.
Supervisory Board Composition
Our supervisory board currently consists of six members: Christian Angermayer, Michael Auerbach, Jason Camm, Sabrina Martucci Johnson, Amir Kalali and Andrea Heslin Smiley. Each supervisory board member is appointed for an initial term of up to three years. Our articles of association provide that the number of supervisory directors may only be determined by our supervisory board. Our supervisory directors are appointed on the basis of a binding nomination prepared by our supervisory board. Our general meeting of shareholders may overrule the binding nomination by a resolution passed by a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, in which case our supervisory board shall be allowed to make a new binding nomination. Our supervisory directors may be dismissed only by a resolution at a general meeting of shareholders. Dismissal of a supervisory director by our general meeting of shareholders requires a two-thirds majority of votes cast, provided such majority represents more than half of our issued share capital, unless the dismissal is proposed by the supervisory board, in which latter case a simple majority of votes cast will suffice to pass the resolution.
Supervisory Director Independence
All of our supervisory directors, other than Christian Angermayer, qualify as “independent” in accordance with Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, including that the supervisory director is not, and has not been for at least three years, one of our employees and that neither the supervisory director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our supervisory board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our supervisory board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a supervisory director. In making these determinations, our supervisory board reviewed and discussed information provided by the supervisory directors and us with regard to each supervisory director’s business and personal activities and relationships as they may relate to us and our management. Mr. Angermayer is not independent because he is the founder of Apeiron Investment Group Ltd., one of our principal shareholders.
Supervisory Director Candidates
The nominating committee is responsible for drawing up selection criteria and appointment procedures for the supervisory directors. In searching for qualified supervisory director candidates for appointment to the supervisory board and filling vacancies on the supervisory board, the nominating committee may solicit current supervisory directors and our executives for the names of potentially qualified candidates or ask supervisory directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The nominating committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider supervisory director candidates recommended by our shareholders. Once potential candidates are identified, the nominating committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the nominating committee for candidates for appointment as a supervisory director. Scott Braunstein, M.D., Laurent Fischer, M.D., and Raymond Sanchez, MD., each a nominee for appointment to our supervisory board, were recommended as potential candidates to serve on our supervisory board by LifeSci Search, a leading global executive search firm specializing in the healthcare sector.
In evaluating the suitability of individual candidates (both new candidates and current supervisory board members), the nominating committee, in recommending candidates for appointment, and the supervisory board, in approving (and, in the case of vacancies, appointing), may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; experience relevant to an international company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, ethnicity and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The supervisory board evaluates each individual in the context of the supervisory board, with the objective of assembling a group that can best perpetuate the long-term success and sustainability of the business and further the interests of our stakeholders, including shareholders, through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a supervisory director for re-appointment, the nominating committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the supervisory board.
Shareholders may recommend individuals to our nominating committee for consideration as potential supervisory director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to our nominating committee, c/o Corporate Secretary at corpsec@atai.life. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. Shareholders who desire to nominate persons directly for election to the supervisory board at an annual general meeting of shareholders must meet the deadlines and other requirements set forth under “Shareholder Proposals.”
Communications from Shareholders
The supervisory board will give appropriate attention to written communications that are submitted by shareholders, and will respond if and as appropriate. Our General Counsel and Corporate Secretary is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the supervisory directors as he considers appropriate.
Communications deemed to comply with our policy regarding shareholder communications with the board of supervisory directors and are deemed appropriate are forwarded to our supervisory directors on a periodic basis, generally in advance of each regularly scheduled meeting of the supervisory board. Shareholders who wish to send communications on any topic to the board of supervisory directors, the management board, the chairman of the supervisory board, any chairman of a committee of the supervisory board, or the lead independent supervisory director should address such communications to the intended recipient by name or position in case of: Corporate Secretary at corpsec@atai.life.
Supervisory Board Leadership Structure and Role in Risk Oversight
Our supervisory board is comprised of individuals with extensive experience in the life sciences industry. Our management board and key employees are charged primarily with our day-to-day business and operations and the implementation of our strategy. Our supervisory directors are charged primarily with the supervision of the performance of the duties of our supervisory board.
Under the Rules of the Board of Supervisory Directors, if the chairperson of the supervisory board does not qualify as independent, the independent directors may elect a lead independent supervisory director, who we refer to as our lead director. The lead director’s responsibilities include presiding over all meetings of the supervisory board at which the chairperson is not present, including any executive sessions of the independent directors; approving supervisory board meeting schedules and agendas; and acting as the liaison between the independent directors and the chief executive officer and chairperson of the supervisory board. At such times as the chairperson of the supervisory board is an independent director, the chairperson will serve as lead director.
In light of the fact that Mr. Angermayer serves as chairman, in April 2022 the supervisory board appointed Michael Auerbach to serve as lead independent director. Mr. Auerbach’s qualifications to serve as our lead director include his strong leadership experience as the founder and General Partner of Subversive Capital since

2013 and Dentons Global Advisors (formerly Albright Stonebridge Group, a global consulting firm founded by former Secretary of State Madeleine Albright) since 2012.
Our supervisory board believes that this leadership structure, coupled with a commitment to board independence, provides effective independent oversight of management. Our supervisory board has concluded that our current leadership structure is appropriate at this time. However, our supervisory board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Risk assessment and oversight are an integral part of our governance and management processes.
Our supervisory board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the supervisory board at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our supervisory board does not have a standing risk management committee, but rather administers this oversight function directly through the supervisory board as a whole, as well as through various standing committees of the supervisory board that address risks inherent in their respective areas of oversight. In particular, our supervisory board is responsible for monitoring and assessing strategic risk exposure, including with respect to business continuity risks such as risks relating to the COVID-19 pandemic, and our audit committee is charged with overseeing the responsibilities of our supervisory board with respect to the application of information and communication technology by us, including risks relating to cybersecurity. The audit committee also periodically reviews our policies and procedures for reviewing and approving or ratifying “related person transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K), including our related person transaction policy, and recommends any changes to our supervisory board, and in accordance with our related person transaction policy and the Nasdaq rules, our audit committee conducts appropriate review and oversight of all related person transactions for potential conflict of interest situations on an ongoing basis. Our nominating committee manages the risk associated with the independence of the supervisory board and potential conflicts of interest and oversees our efforts with regard to environmental, social and governance matters and associated risks. Our compensation committee oversees the management of risk relating to our incentive compensation and equity-based plans and arrangements, and is charged with submitting clear and understandable proposals to our supervisory board concerning changes to our compensation policies. The supervisory board does not believe that its role in the oversight of our risks adversely affects the board’s leadership.
Annual Board Evaluation
Under the Rules of the Board of Supervisory Directors, an annual assessment of the supervisory board and its committees is required and the nominating committee charter requires the nominating committee to oversee such annual assessment.
Code of Conduct
We have adopted a written Code of Conduct that applies to our supervisory directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and others temporarily assigned to perform work or services for us. We have posted a current copy of the Code Conduct on our website, www.atai.life. Our supervisory board is responsible for administering the Code of Conduct. The supervisory board is allowed to amend, alter or terminate the Code of Conduct. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the Code of Conduct. We did not grant any waivers in 2023.
Anti-Hedging Policy
Our supervisory board has adopted an Insider Trading Compliance Policy, which applies to all of our supervisory directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities, or that may cause an officer, director or employee to no longer have the same objectives as our other shareholders.

Clawback Policy
We have adopted a Recovery of Erroneously Awarded Compensation Policy, effective as of October 2, 2023, as required by Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and the corresponding listing standards of the Nasdaq Stock Exchange. This policy provides for the mandatory recovery (subject to limited exceptions) from current and former officers of incentive-based compensation that was erroneously received during the three years preceding the date that we are required to prepare an accounting restatement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Attendance by Members of the Supervisory Board at Meetings
There were four meetings of the supervisory board during fiscal year 2023. During fiscal year 2023, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the supervisory board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Currently, we do not maintain a formal policy regarding director attendance at the Annual General Meeting.

COMMITTEES OF THE SUPERVISORY BOARD
Our supervisory board has established audit, compensation and nominating committees - each of which operates under a written charter that has been approved by our supervisory board and that is available in the Investors section of our website at www.atai.lfe. All of the members of each of these committees are independent as defined under the Nasdaq rules. Our supervisory board has affirmatively determined that Sabrina Martucci Johnson, Amir Kalali and Andrea Heslin Smiley meet the independence requirements of Rule 10A-3 under the Exchange Act and Nasdaq rules for purposes of serving on the audit committee. All members of the compensation committee meet the heightened standard for independence specific to members of a compensation committee under the Nasdaq rules and each qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. All members of the nominating committee are independent under the Nasdaq rules.
The members and chairpersons of our audit, compensation and nominating committees are set forth in the following table. Neither Christian Angermayer nor Jason Camm serve on any committees of the supervisory board. Each of Scott Braunstein, M.D., Laurent Fischer, M.D., and Raymond Sanchez, M.D., have not yet been appointed to serve on a committee of the supervisory board. Our supervisory board shall determine on which, if any, committees of our supervisory board Drs. Braunstein, Fischer, and Sanchez shall serve, if elected.
Name	Audit	Compensation	Nominating
Michael Auerbach	—	Member	—
Sabrina Martucci Johnson	Chair	—	Chair
Amir Kalali, M.D.	Member	—	Member
Andrea Heslin Smiley	Member	Chair	Member
Audit Committee
Our audit committee’s duties and responsibilities include:
•
the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for us, and the independent auditor and each such other registered public accounting firm must report directly to the committee. The audit committee (or any member to whom pre-approval authority has been delegated) must pre-approve any audit and non-audit service provided to us by the independent auditor, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the committee or if such service falls within available exceptions under SEC rules;

•
to review, discuss with our independent auditor and approve the functions of our internal auditor, including its purpose, authority, organization, responsibilities, budget and staffing; and review the scope and performance of the internal audit plan, including the results of any internal audits, any reports to management and management’s response to those reports;

•
to ensure that the independent auditor prepares and delivers, at least annually, a written statement delineating all relationships between the independent auditor and us, must actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the committee, may impact the objectivity and independence of the independent auditor, and, if the committee determines that further inquiry is advisable, must take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence;

•
to review and discuss the quarterly and annual audited financial statements with management and the independent auditor, including our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	to provide us with the report of the committee with respect to the audited financial statements for inclusion in our annual proxy statements;
•	to discuss our earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•
to discuss our policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, and oversee management of our enterprise risk, including financial and cybersecurity risks;

•
to review, with our General Counsel and outside legal counsel, legal and regulatory matters, including legal cases against or regulatory investigations of us and our subsidiaries, that could have a significant impact on our financial statements;

•
to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
to review all related person transactions as defined by Item 404 of Regulation S-K on an ongoing basis and all such transactions must be approved by the committee. The committee shall review and discuss with the independent auditor any matters required to be discussed by applicable auditing standards, including with respect to related party transactions;

•	to report regularly to the supervisory board regarding the activities, deliberations and findings of the committee, including as required under applicable Dutch laws and regulations;
•	to at least annually perform an evaluation of the performance of the committee;
•	to annually review and reassess the committee’s charter and submit any recommended changes to the supervisory board for its consideration; and
•
to, at least annually, consider and discuss with management and the independent auditor our Code of Conduct and the procedures in place to enforce the Code of Conduct. The committee must also consider and discuss and, as appropriate, grant requested waivers from the Code of Conduct brought to the attention of the committee, though the committee may defer any decision with respect to any waiver to the supervisory board.

The members of the audit committee are Ms. Sabrina Martucci Johnson (who serves as chair of the audit committee), Dr. Kalali and Ms. Smiley. The members of our audit committee meet the requirements for financial literacy under the applicable rules of Nasdaq. Our supervisory board has determined that Ms. Sabrina Martucci Johnson is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The audit committee meets as often as one or more members of the audit committee deem necessary, but in any event, meets at least four times per year. The audit committee meets at least once per year with our independent accountant, without our management being present. The audit committee met eight times in 2023.
Compensation Committee
Our compensation committee is responsible for assisting the supervisory board in the discharge of its responsibilities relating to the compensation of our senior management, including our management board and key employees. In fulfilling its purpose, our compensation committee has the following principal duties:
•
to review and recommend for approval by the supervisory board the compensation of our chief executive officer and other executive officers, including members of the management board, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation. The committee shall meet without the presence of executive officers when approving or deliberating on chief executive officer compensation but may, in its discretion, invite the chief executive officer to be present during the approval of, or deliberations with respect to, other executive officer compensation;

•	to periodically review and make recommendations to the supervisory board regarding managing director and supervisory director compensation;
•	prepare the annual Compensation Committee Report, to the extent required under applicable rules and regulations of the Securities and Exchange Commission;
•	report regularly to the supervisory board regarding the activities of the committee;

•	review and approve or make recommendations to the supervisory board regarding our incentive compensation and equity-based plans and arrangements;
•	review and make recommendations to the supervisory board regarding employment agreements and severance arrangements or plans for the chief executive officer and the other executive officers;
•	review regulatory compliance with respect to compensation matters, including ensuring that reasonable efforts are made to structure compensation programs to preserve tax deductibility;
•
to the extent that we are required to include a “Compensation Discussion and Analysis” (“CD&A”) in our Annual Report on Form 10-K or annual proxy statement, the committee will review and discuss with management the CD&A and will consider whether it will recommend to the supervisory board that the CD&A be included in the appropriate filing;

•	periodically perform an evaluation of its performance; and
•	annually review and reassess the committee’s charter and submit any recommended changes to the supervisory directors for consideration.
The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities, including being directly responsible for the appointment, oversight and compensation of such consultant, counsel or advisor and the ability to cause us, without further action by the supervisory board, to pay the compensation of such consultant, counsel or advisor as approved by the compensation committee, provided, however, that in retaining or obtaining the advice of such consultant, counsel or advisor, other than in-house legal counsel, the compensation committee shall take into consideration the factors affecting independence required by applicable SEC and Nasdaq rules. The compensation committee also has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of us to meet with the compensation committee or any advisors engaged by the compensation committee. During 2023, the compensation committee engaged Radford, which is part of the Rewards solutions practice at Aon plc (“Radford”). The compensation committee reviewed compensation assessments provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss compensation of our management board and key employees and to receive input and advice. The compensation committee reviewed legal matters related to the form of compensation of our management board and key employees and the employment contracts associated with these officers. The compensation committee has considered the independence of its advisors and found them to be so according to the adviser independence factors required under SEC rules as they relate to (i) additional services, (ii) total fees as a percentage of total revenue, (iii) conflict of interest policies, (iv) business or personal relationships with members of the compensation committee, (v) stock ownership by compensation advisors and (vi) business or personal relationships with our executives.
The members of our compensation committee are Mr. Auerbach and Ms. Smiley (who serves as chair of the compensation committee). The compensation committee met five times during 2023.
Nominating Committee
Our nominating committee’s responsibilities include:
•
to identify individuals qualified to become members of the supervisory board and the management board and ensure that the supervisory board and the management board have the requisite mix of backgrounds and expertise. The committee will also recommend to the supervisory board the nominees for election to the supervisory board and the management board at the next annual general meeting of shareholders;

•	to annually review the supervisory board committee structure and recommend to the supervisory board for its approval directors to serve as members of each committee of the supervisory board;
•
to develop and recommend to the supervisory board the corporate governance guidelines for the supervisory board. The committee will, from time to time as it deems appropriate, review and reassess the adequacy of such corporate governance guidelines and recommend any proposed changes to the supervisory board for approval. The committee may recommend to the management board amendments to the corporate governance guidelines for the management board. The committee will, from time to time as it deems appropriate, review and reassess the adequacy of such corporate governance guidelines and recommend any proposed changes to the management board, subject to approval by the supervisory board;
•	to oversee the annual self-evaluations of the supervisory board, the management board and management;
•
to make recommendations to the supervisory board regarding governance matters, including, but not limited to, the articles of association, corporate governance guidelines and the charters of the other committees;

•	to report regularly to the supervisory board regarding the activities of the committee;
•	to annually perform an evaluation of its performance; and
•	to annually review and reassess its charter and submit any recommended changes to the supervisory board for its consideration.
The members of our nominating committee are Ms. Smiley, Dr. Kalali and Ms. Sabrina Martucci Johnson (who serves as chair of the nominating committee). The members of the nominating committee met four times during 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information relating to the beneficial ownership of our common shares as of April 9, 2024 by:
•	each person, or group of affiliated persons, known by us to own beneficially 5% or more of our common shares;
•	each managing director, named executive officer, supervisory director and supervisory director nominee, individually; and
•	all managing directors, executive officers and supervisory directors as a group.
The number of common shares beneficially owned by each shareholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any common shares over which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 167,393,143 common shares outstanding as of April 9, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, common shares subject to options, restricted share units or other rights held by such person that are currently exercisable or will become exercisable or will vest within 60 days of April 9, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all common shares held by that person.
Unless otherwise indicated below, the address for each beneficial owner is atai Life Sciences N.V., Wallstraße 16, 10179 Berlin, Germany.
	Number of common shares beneficially owned
Name of beneficial owner	Number	Percent
5% or greater shareholders:
Apeiron Investment Group Ltd.(1)	33,885,999	20.2%
Galaxy Group Investments LLC(2)	10,796,736	6.4%
Named Executive Officers, Supervisory Directors and Supervisory Director Nominees:
Florian Brand(3)	11,330,219	6.8%
Srinivas Rao, M.D., Ph.D.(4)	3,464,490	2.1%
Anne Johnson(5)	746,551	*
Stephen Bardin(6)	557,197	*
Rolando Gutierrez-Enteinou, M.D.	—	*
Christian Angermayer(1)(7)	34,755,320	20.8%
Michael Auerbach(8)	769,629	*
Jason Camm(9)	64,000	*
Amir Kalali, M.D.(10)	249,987	*
Andrea Heslin Smiley(11)	249,987	*
Sabrina Martucci Johnson(12)	245,321	*
Scott Braunstein, M.D.	—	*
Laurent Fischer, M.D.	—	*
Raymond Sanchez, M.D.	—	*
All managing directors, executive officers and supervisory directors as a group (10 persons)(13)	52,258,453	31.2%
*	Indicates ownership of less than 1%.
(1)
Based solely on (i) the Schedule 13G/A jointly filed with the SEC on February 13, 2024 by Apeiron Investment Group Ltd. (“Apeiron”), Apeiron Presight Capital Fund II, L.P. (“Presight II”), Presight Capital Management I, L.L.C. (“Presight Management”), Fabien Hansen and Christian Angermayer. As of February 13, 2024, Apeiron and Mr. Angermayer reported shared voting and dispositive power over 33,885,999 common shares, and Presight II reported shared voting and dispositive power over

1,799,302 common shares. Presight II is the record holder of 1,799,302 common shares. Apeiron and Mr. Hansen are the managing members of Presight Management, which is the general partner of Presight II. As a result, each of Apeiron, Mr. Hansen and Presight Management may be deemed to share beneficial ownership of the securities held by Presight II. Apeiron is the record holder of 29,719,497 common shares and may be deemed to own an additional 2,367,200 common shares underlying convertible notes. Mr. Angermayer is the majority shareholder of Apeiron and may be deemed to share beneficial ownership of the securities beneficially owned by Apeiron. Apeiron has pledged 23,364,432 of our common shares beneficially owned by Apeiron to secure obligations under a loan agreement. The principal business address for Apeiron, and Mr. Angermayer is 66 & 67, Amery Street, SLM1707, Sliema, Malta. The principal business address for Presight II, Presight Management and Mr. Hansen is 440 N Barranca Ave #3391 Covina, California 91723.
(2)
Based solely on Schedule 13G jointly filed with the SEC on March 1, 2022 by Galaxy Group Funding (ECI) (U) LLC (“GCF”), Galaxy Group Investments LLC (“GGI”) and Michael E. Novogratz (together with GGF and GGI, the “Galaxy Reporting Persons”). As of December 31, 2021, the Galaxy Reporting Persons reported that GGF, GGI and Mr. Novogratz had shared voting and dispositive power over 10,796,736 common shares. GGF is the record holder of 10,796,736 common shares. GGI is the manager of GGF and Mr. Novogratz is the manager of GGI. As a result, GGI and Mr. Novogratz may be deemed to share beneficial ownership of the common shares held of record by GGF. The address for the Galaxy Reporting Persons is 107 Grand Street, 7th Floor, New York, NY 10013.

(3)
Consists of 2,333 shares owned by Mr. Brand’s spouse, 130,000 shares owned by Mr. Brand, 5,941,486 options held by Mr. Brand that are exercisable within 60 days of April 9, 2024, 350,000 shares Mr. Brand has the right to acquire pursuant to vested restricted stock units, and 4,906,400 shares indirectly held by the HSOP GbR for the benefit of Mr. Brand under the Company’s Hurdle Share Option Program.

(4)	Consists of 3,500 shares owned by Dr. Rao’s spouse, 113,360 shares owned by Dr. Rao, and 3,347,630 options held by Dr. Rao that are exercisable within 60 days of April 9, 2024.
(5)	Consists of 73,590 shares owned by Ms. Johnson and 672,961 options held by Ms. Johnson that are exercisable within 60 days of April 9, 2024.
(6)	Consists of 557,197 options held by Mr. Bardin that are exercisable within 60 days of April 9, 2024.
(7)	In addition to the beneficial ownership described in footnote (1), also includes 869,321 options held by Mr. Angermayer that are exercisable within 60 days of April 9, 2024.
(8)
Consists of 245,321 options held by Mr. Auerbach that are exercisable within 60 days of April 9, 2024, and also includes 4,666 shares held directly by Mr. Auerbach and 519,642 common shares held directly by M3 Daat, LLC. Mr. Auerbach is a member of M3 Daat, LLC and has sole voting power with respect to the shares held by M3 Daat, LLC. The address for Mr. Auerbach is c/o Subversive Atai LLC, 217 Centre Street, Suite 122, New York, NY 10013.

(9)	Consists of 64,000 options held by Mr. Camm that are exercisable within 60 days of April 9, 2024.
(10)	Consists of 4,666 shares owned by Dr. Kalali and 245,321 options held by Dr. Kalali that are exercisable within 60 days of April 9, 2024.
(11)	Includes 4,666 shares owned by Ms. Smiley and 245,321 options held by Ms. Smiley that are exercisable within 60 days of April 9, 2024.
(12)	Consists of 245,321 options held by Ms. Johnson that are exercisable within 60 days of April 9, 2024.
(13)
Represents in the aggregate (a) 34,806,621 shares held directly; (b) 12,195,432 shares underlying options to purchase common shares that are currently exercisable within 60 days of April 9, 2024; (c) 350,000 restricted stock units Mr. Brand has the right to acquire and (d) 4,906,400 shares indirectly held by the HSOP GbR for the benefit of Mr. Brand under the Company’s Hurdle Share Option Program.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than our compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following includes a summary of transactions since January 1, 2022 and currently proposed transactions, to which we were a participant or will be a participant, in which (1) the amount involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at fiscal year end for our last two fiscal years, and (2) any of our managing directors, executive officers, supervisory directors, supervisory director nominees or beneficial owners of more than 5% of our common shares or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
2018 Convertible Notes
Between November 2018 and October 2020, we issued 1.0 million convertible notes at a purchase price of €1.00 per note, with an exercise price of €17.00 per note, for an aggregate subscription price of €1.0 million and additional aggregate proceeds that we would receive upon exercise of €17.0 million. These notes are exchangeable for up to 16.0 million common shares.
The following table summarizes purchases of these notes by related parties:
Name	Shares to be Issued Upon Conversion of Notes	Total Subscription Price
Apeiron Investment Group Limited(1)	2,353,000	€147,000
(1)	As of April 10, 2024, Apeiron held a 20.2% interest in us.
In April 2024, Apeiron and ATAI Life Sciences NV executed an exchange agreement (“2024 Exchange Agreement”) where Apeiron agreed to exchange its 2020 convertible notes issued by ATAI Life Sciences AG (the “Old AG Notes”) into the same principal amount and number of new convertible notes issued by ATAI Life Sciences N.V. (the “New NV Notes”) subject to the same financial terms and conditions for no additional consideration. The New NV Notes are non-interest-bearing, unsecured and are due and payable on September 30, 2025, unless previously redeemed, converted, purchased or cancelled (the “Maturity Date”). Each New NV Note has a face value of €1.00 and is convertible into 16 common shares of ATAI Life Sciences N.V. upon the payment of €17.00 per New NV Note. Conversion rights may be exercised by a noteholder at any time prior to the Maturity Date. The New NV Notes may be declared for early redemption by the noteholders upon occurrence of specified events of default, including failing to deliver shares upon conversion, insolvency and a material adverse change in the Company’s business, operations or financial or other condition. Upon early redemption, the conversion right with respect to the New NV Notes may no longer be exercised. Apeiron is Mr. Angermayer’s family office.
Consulting Agreement with Christian Angermayer
On January 16, 2021, ATAI AG entered into a consulting agreement (the “Original Consultancy Agreement”) with Christian Angermayer, one of our co-founders and chairman of our board of supervisory directors. Pursuant to the Original Consultancy Agreement, Mr. Angermayer agreed to render certain services to us, including advising on the structure and timing of our initial public offering in June 2021 and on business and financing strategies generally. In exchange for the services provided by Mr. Angermayer, and upon the achievement of certain performance targets, he was allocated 624,000 options under our 2020 Plan, each option exercisable for $5.68 into one of our common shares. The Original Consultancy Agreement was set to expire on March 31, 2024. The options granted to Mr. Angermayer were subject to his continued services through the date of the agreement.
On January 7, 2024, we entered into a Termination and New Consultancy Agreement (the “2024 Consultancy Agreement”) with Mr. Angermayer. Pursuant to the 2024 Consultancy Agreement, the parties agreed to terminate the Original Consultancy Agreement and enter into a new consultancy agreement between the Company and Mr. Angermayer to extend the term of the Original Consultancy Agreement to January 5, 2028, increase the services to include various business objectives (including related to business and finance, communication and investor relations), and provide for the grant of an option to purchase 1,658,094 shares of the

Company that vests over four years in part based on continued service and in part based on the Company’s total shareholder return compared to the four-year total shareholder return of the companies comprising the XBI.
Apeiron is Mr. Angermayer’s family office. As of April 10, 2024, Apeiron held a 20.2% interest in us.
Directed Share Program
In connection with our initial public offering in June 2021, the underwriters reserved a portion of the common shares for sale to our managing directors, supervisory directors and others. Under the directed share program, Apeiron purchased 700,000 common shares for $10.5 million. Apeiron is Mr. Angermayer’s family office. As of April 10, 2024, Apeiron held a 20.2% interest in us.
Indemnification Agreements
Our articles of association require us to indemnify our current and former managing directors and supervisory directors to the fullest extent permitted by law, subject to certain exceptions. We have entered into indemnification agreements with all our managing directors and supervisory directors.
Employment Agreements
We have entered into employment agreements with all of our managing directors, as discussed in more detail within “Executive Compensation - Executive Employment Agreements.”
Related Party Transaction Policy
Our supervisory board adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with our policy. A related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Pursuant to the policy, transactions involving (i) compensation to an executive officer, member of the management board or member of the supervisory board, if such compensation is required to be reported in our proxy statement and has been approved by the supervisory board or remuneration committee of the supervisory board, (ii) compensation for services provided to the Company as an executive officer who is not an immediate family member of a related person if the executive officer was a named executive officer in the proxy statement and such remuneration has been approved, or recommended to the supervisory board for approval, by the compensation committee of the supervisory board, and (iii) certain ordinary course of business transactions have been pre-approved by the audit committee. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our general counsel must present information regarding the related person transaction to the audit committee, for review, consideration and approval or ratification. The presentation must include a description of, among other things, all relevant facts and circumstances relating thereto. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related- person transactions and to effectuate the terms of the policy. In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances including, but not limited to:
•	whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and
•	the extent of the related person’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2023 Summary Compensation Table” below. In 2023, our “named executive officers” and their positions were as follows:
•	Florian Brand, Chief Executive Officer;
•	Srinivas Rao, M.D., Ph.D., Chief Scientific Officer;
•	Anne Johnson, Chief Financial Officer;
•	Stephen Bardin, former Chief Financial Officer; and
•	Rolando Gutierrz-Esteinou, M.D., former Chief Medical Officer.
2023 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented.
Name and Principal Position(4)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Florian Brand, Chief Executive Officer	2023	550,000	233,750	826,000	1,408,000	9,575	3,027,325
	2022	550,000	275,000	—	3,420,889	10,442	4,256,331
Srinivas Rao, M.D., Ph.D., Chief Scientific Officer	2023	550,000	233,750	413,000	528,000	9,900	1,734,650
	2022	550,000	275,000	—	2,736,711	9,150	3,570,861
Anne Johnson Chief Financial Officer	2023	360,000	124,332	236,000	440,000	9,900	1,170,232
Stephen Bardin Former Chief Financial Officer	2023	440,000	149,600	413,000	528,000	17,499	1,548,099
	2022	226,667	190,652	—	2,280,000	19,803	2,717,122
Rolando Gutierrez-Esteinou, M.D. Former Chief Medical Officer	2023	330,000	118,041	236,000	440,000	349,441	1,473,481
(1)
Amounts represent performance-based annual cash bonuses for the named executive officers for fiscal year 2023. For additional information regarding these amounts, refer to “2023 Cash Based Incentive Compensation”.

(2)
Amounts reflect the grant-date fair value of stock options and restricted stock units computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of stock options and restricted stock units granted to our named executive officers in Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)
The amount shown for Mr. Brand includes contributions to a German pension scheme and private insurance premiums. The amount shown for Dr. Rao includes matching contributions under our 401(k) plan. The amount shown for Ms. Johnson includes matching contributions under our 401(k) plan. The amount shown for Mr. Bardin includes matching contributions under our 401(k) plan and a relocation stipend. The amount shown for Dr. Gutierrez-Esteinou includes matching contributions under our 401(k) plan, severance payments and benefits accrued during 2023 in the amount of $330,000 and $18,333 in advisory fees earned during 2023 in accordance with the transition and separation agreement entered into with Dr. Gutierrez-Esteinou in September 2023. See “Dr. Gutierrez-Esteinou Separation Agreement” below for additional information.

(4)
All amounts shown for Mr. Brand, all amounts for Mr. Bardin while employed by atai Life Sciences AG , and all amounts related to Atai Life Sciences 2020 Equity Incentive Plan under “Option Awards” column for all named executive officers were paid or calculated, as applicable, in Euros and converted to U.S. Dollars using the exchange rate in effect on the applicable payment date for purposes of the other columns for Mr. Brand and Mr. Bardin and the exchange rate in effect on the applicable grant date for purposes of the “Option Awards” columns.

Narrative to 2023 Summary Compensation Table
General
Our executive compensation program is designed to align executive pay with our performance on both short-term and long-term bases, link executive pay to stockholder value creation, and utilize compensation as a tool to assist us in attracting and retaining the high-caliber executives that we believe are critical to our long-term success. Our equity-based awards are subject to vesting over a number of years and, in some instances, the achievement of pre-established performance metrics. Additionally, these awards only provide value to the extent our stock price increases over time. Therefore, “total” compensation as shown in the table above and calculated in accordance with SEC and applicable accounting rules, is not necessarily reflective of the compensation actually realized by our named executive officers for a given year.

Please see the remaining sections of this “Narrative to 2023 Summary Compensation Table” for a description of all of the elements that comprise our executive compensation program for 2023.
2023 Salaries
The named executive officers receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During 2023, our management board approved the annual base salaries of our named executive officers as set forth in the following table. There were no changes in the base salaries of Mr. Brand, Dr. Rao, Mr. Bardin or Dr. Gutierrez-Enteinou from the prior year. Ms. Johnson’s base salary was entered into in connection with her promotion to Chief Accounting Officer during 2023.
Name	2023 Annual Base Salary
Florian Brand	$550,000
Srinivas Rao, M.D., Ph.D.	$550,000
Anne Johnson	$360,000
Stephen Bardin	$440,000
Rolando Gutierrez-Esteinou, M.D.	$440,000
2023 Cash-Based Incentive Compensation
We provide annual bonuses designed to motivate and reward our executives, including our named executive officers, for achievements relative to certain Company performance metrics for the year. Each named executive officer’s target bonus opportunity is expressed as a percentage of annual base salary. The 2023 annual bonuses for Mr. Brand, Dr. Rao, Ms. Johnson, Mr. Bardin, and Dr. Gutierrez-Esteinou were targeted at 50%, 50%, 40%, 40%, and 40% of their respective base salaries.
In March 2024, in consultation with our management board and upon the recommendation of the compensation committee, the supervisory board determined that the 2023 corporate, clinical and financing goals were achieved at 85%. As such, 2023 bonuses for our named executive officers were generally paid at 85% of their target bonus opportunities. Prior to being appointed to Chief Accounting Officer in May 2023, Ms. Johnson’s annual bonus was earned based on the achievement against company performance goals (75%) and individual performance goals (25%). In accordance with Dr. Gutierrez-Esteinou’s separation agreement as described below, he was eligible to receive a pro-rated portion of his 2023 annual bonus based on actual performance for calendar year 2023.
The bonuses awarded to our named executive officers for 2023 performance are set forth above in the 2023 Summary Compensation Table in the column entitled “Bonus”.
Equity Compensation
Our named executive officers have been granted options to purchase our common shares. Options typically vest as to 25% of the shares subject to the option on the first anniversary of the applicable vesting commencement date and as to the remaining 75% of the shares subject to the option in 36 substantially equal monthly installments thereafter until the fourth anniversary of the vesting commencement date, subject to accelerated vesting upon a change in control or in the event the named executive officer’s service with the Company is terminated due to his or her death or disability. Certain options granted to our named executive officers have been granted with performance-based vesting conditions. Options granted prior to our initial public offering were not exercisable prior to (1) the fourth anniversary of the date of grant and (2) the occurrence of a liquidity event, subject, in each case, to continued service through such date. Following our initial public offering, these conditions to exercisability are no longer applicable. During 2023, the Company also granted restricted stock units (or RSUs) to executive officers. The RSUs vest 50% on the first anniversary of the vesting commencement date and the remaining 50% vest on the second anniversary of the vesting commencement date.

The following table sets forth the aggregate number of options and RSUs granted to our named executive officers during 2023.
Named Executive Officer	2023 Options Granted	2023 RSUs Granted
Florian Brand	1,600,000	700,000
Srinivas Rao, M.D., Ph.D.	600,000	350,000
Anne Johnson	500,000	200,000
Stephen Bardin	600,000	350,000
Rolando Gutierrz-Esneinou, M.D.	500,000	200,000
Refer to the “Outstanding Equity Awards at Fiscal Year End” table below for information regarding the vesting schedules of these awards.
Other Elements of Compensation
Retirement Plans
ATAI Life Sciences US, Inc. maintains a 401(k) retirement savings plan for its employees employed in the United States who satisfy certain eligibility requirements. Our named executive officers in the United States are eligible to participate in the 401(k) plan on the same terms as other full-time employees. Currently, we match 100% of employee contributions to the 401(k) plan, up to 3% of eligible compensation, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings to our employees in the United States adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. We did not maintain any private pension or retirement plans for our employees employed in Germany or the United Kingdom during 2023.
Employee Benefits and Perquisites
All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our health and welfare plans, including, medical, dental and vision benefits, short-term and long-term disability insurance, and life insurance. During 2023, we reimbursed or directly paid 100% of the premium payments for coverage under these plans for all of our employees.
During 2023, Mr. Brand was entitled to reimbursement for contributions paid by him for private health and long-term care insurance, not to exceed $960 per month, which amounts are reported in the “All Other Compensation” column of the 2023 Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of common shares underlying outstanding equity awards for each named executive officer as of December 31, 2023.
		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Exercise Price ($)(2)	Option Expiration Date	Number of Securities That Have Not Vested (#)	Market Value of Securities That Have Not Vested ($)(4)
Florian Brand	6/5/2018	4,240,000	—	—	0.37	8/20/2025	—	—
	1/20/2021	392,325	8,363(6)	—	5.68	8/20/2025	—	—
	4/29/2021	225,408	112,704(6)	—	11.71	8/20/2025	—	—
	1/20/2021	—	—	—	—	—	39,333(3)(5)	55,459
	3/2/2022	606,651	365,099(6)	—	5.65	3/1/2032	—	—
	3/14/2023	—	1,600,000(6)	—	1.18	3/14/2033	—	—
	3/14/2023	—	—	—	—		700,000(8)	987,000
Srinivas Rao, M.D., Ph.D.	4/1/2019	1,307,408	—	—	2.44	8/20/2025	—	—
	4/1/2019	—	—	248,889(7)	2.50	8/20/2025	—	—
	8/21/2020	840,000	—	—	2.44	8/20/2025	—	—
	1/20/2021	517,149(7)	—	226,616(5)(7)	5.68	8/20/2025	—	—
	4/29/2021	473,288	236,664(6)	—	11.71	8/20/2025	—	—
	3/2/2022	485,232	292,077(6)	—	5.65	3/1/2032	—	—
	3/14/2023	—	600,000(6)	—	1.18	3/14/2033	—	—
	3/14/2023	—	—	—	—		350,000(8)	493,500
Anne Johnson	1/20/2021	319,608	6,808	—	5.68	8/20/2025	—	—
	4/29/2021	76,768	38,384(6)	—	11.71	8/20/2025	—	—
	2/11/2022	95,826	104,174(6)	—	5.54	8/20/2025	—	—
	10/21/2022	22,381	49,239(6)	—	2.86	3/1/2032	—	—
	3/14/2023	—	500,000(6)	—	1.18	3/14/2033	—	—
	3/14/2023	—	—	—	—		200,000(8)	282,000
Stephen Bardin	6/27/2022	374,998	625,002(6)	—	3.65	7/1/2032	—	—
	3/14/2023	—	600,000(6)	—	1.18	3/14/2033	—	—
	3/14/2023	—	—	—	—		350,000(8)	493,500
Rolando Gutierrez-Estinou, M.D.(9)
	1/20/2021	688,516	40,859(6)	—	5.68	8/20/2025	—	—
	4/29/2021	37,740	16,502(6)	—	11.71	8/20/2025	—	—
	6/17/2021	423,172	326,401(6)	—	15.00	6/17/2031
	3/2/2022	143,153	116,397(6)	—	5.65	3/2/2032	—	—
(1)
Outstanding options that were granted prior to our June 2021 initial public offering (“IPO”) are subject to accelerated vesting upon a change in control or in the event the named executive officer’s service with us is terminated due to his or her death or disability.

(2)
All options granted prior to our June 2021 IPO were granted with an exercise price denominated in Euros. The exercise prices have been converted to U.S. dollars using the exchange rate in effect as of the date of grant. All options granted after our IPO are denominated in USD.

(3)
Award represents HSOP Shares. Upon the occurrence of an exit transaction or liquidity event, Mr. Brand will be required to pay to the Partnership an amount per HSOP Share equal to €4.63, which represents the strike price per HSOP Share (as increased by the applicable re-allocation compensation amount). See Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for additional information on these shares. As of December 31, 2023, Mr. Brand held 4,749,067 vested HSOP Shares.

(4)	Amounts shown are based on the closing price of our common shares on December 29, 2023, of $1.41 per share.
(5)
The award vests as to 50% of the shares subject to the award on the first anniversary of the vesting commencement date and as to the remaining 50% of the shares subject to the award in 24 substantially equal monthly installments thereafter until the third anniversary of the vesting commencement date, subject to the named executive officer’s continued service with us through each applicable vesting date.

(6)
The award vests as to 25% of the shares subject to the award on the first anniversary of the vesting commencement date and as to the remaining 75% of the shares subject to the award in 36 substantially equal monthly installments thereafter until the fourth anniversary of the vesting commencement date, subject to the named executive officer’s continued service with us through each applicable vesting date.

(7)
The options may not be exercised prior to the achievement of certain performance metrics, subject to continued employment through such date. The number of shares for which each option is shown as being exercisable and unexercisable represent, respectively, the number of shares for which each option was vested and unvested as of December 31, 2023 pursuant to the service-based vesting schedule. The performance metrics applicable to the options generally related to certain clinical achievements.

(8)
The award vests as to 50% of the shares subject to the award on the first anniversary of the vesting commencement date and as to the remaining 50% of the shares subject to the award on the second anniversary of the vesting commencement date. These awards are restricted stock units which have no strike price.

(9)	Dr. Gutierrez-Estinou’s outstanding equity awards ceased vesting upon his termination of employment with us in October 2023 and his outstanding vested options expired three months thereafter.
Executive Employment Agreements
We or ATAI Life Sciences US, Inc. (“ATAI US”) have entered into an employment agreement with each of our named executive officers.
Under the employment agreements in effect during 2023, if we (or ATAI US, as applicable) terminated Mr. Brand, Dr. Rao, Ms. Johnson, Mr. Bardin, or Dr. Gutierrez-Esteinou without “cause” or the executive resigned for “good reason” (each as defined below), subject to the executive timely executing a release of claims and the executive continued compliance with certain covenants, the executive would be entitled to receive (i) base salary continuation (or a lump sum for Mr. Bardin) for a period of nine months (or 12 months for Mr. Brand); (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; and (iii) for Dr. Rao, Ms. Johnson, Mr. Bardin and Dr. Gutierrez-Esteinou only, reimbursement for continued health coverage pursuant to COBRA for up to nine months following termination.
If we (or ATAI US, as applicable) terminated Mr. Brand, Dr. Rao, Ms. Johnson, Mr. Bardin, or Dr. Gutierrez-Esteinou without “cause” or the executive resigned for “good reason”, in either case, on or within 12 months following a change in control, then, in lieu of the severance payments and benefits described above, subject to the executive’s timely executing a release of claims and the executive’s continued compliance with certain covenants, the executive would have received (i) a lump-sum payment equal to one times (or 1.5 times for Mr. Brand) the sum of the executive’s annual base salary and, for Mr. Brand, Dr. Rao, Ms. Johnson, and Dr. Gutierrez-Esteinou only, the target annual bonus for the year of termination; (ii) payment for any earned but unpaid annual bonus for the year prior to the year of termination; (iii) for Dr. Rao, Ms. Johnson, Mr. Bardin, and Dr. Gutierrez-Esteinou only, reimbursement for continued health coverage pursuant to COBRA for up to 12 months following termination; and (iv) accelerated vesting of all unvested equity or equity-based awards held by the executive that vest solely based on the passage of time, with any such awards that vest based on the attainment of performance-vesting conditions being governed by the terms of the applicable award agreement. In addition, the time period that the executives have to exercise any unvested options would be extended until the first to occur of (i) 12 months (or 18 months for Mr. Brand) following termination and (ii) the expiration of the remaining term of the applicable option.
In the event Mr. Brand is prevented from working due to illness or other similar reasons for which he is not responsible, or upon his death, he (or his widow and dependents in the case of death) would be entitled to continued payment of his base salary for up to six months, less insurance or similar payments received due to such illness or death.
Upon Mr. Brand’s termination or resignation as a managing director for any reason, he shall be entitled to three months’ notice, or pay in lieu of notice; provided that such payments shall be offset against any severance to which he is otherwise entitled under his employment agreement.
For purposes of the employment agreements, “cause” generally means the named executive officer’s (i) commission of, or indictment for, a felony or any misdemeanor involving moral turpitude, deceit or intentional fraud, (ii) gross negligence, willful misconduct or repeated insubordination with respect to the Company or any of its affiliates, (iii) use of alcohol or illegal drugs in a manner that impairs the performance of the executive’s obligations under the employment agreement, (iv) misconduct that violates any applicable state or federal law prohibiting workplace harassment or that violates any written policy of the Company adopted to prevent workplace harassment or discrimination, (v) conduct which the executive knows or reasonably should have known would cause the Company to violate state or federal law, or (vi) repeated failure to substantially perform the executive’s employment duties or material breach of the executive’s material obligations under the employment agreement if such breach is not cured following notice from the board.

For purposes of the employment agreements, “good reason” generally means (i) subject to an opportunity for notice and cure, the Company’s material breach of any material obligation under the employment agreement or (ii) for Mr. Brand only, his involuntary removal as a member of the management board.
Mr. Brand, Ms. Johnson, and Dr. Gutierrez-Esteinou have agreed to refrain from competing with us while employed and following termination of employment for any reason for a period of 12 months (or two years for Ms. Johnson if she breaches her fiduciary duties or misappropriates our property or proprietary information). Mr. Brand, Dr. Rao, Ms. Johnson, and Dr. Gutierrez-Esteinou have agreed to refrain from soliciting our employees or consultants to terminate their relationship with us and from inducing our clients, licensors, licensees or customers to terminate, breach or materially change their relationship with the Company, in each case, while employed and following his termination of employment for any reason for a period of 12 months (or 24 months for Mr. Brand and Ms. Johnson).
Separation Agreement with Mr. Bardin
As previously disclosed, pursuant to the Company’s identification of certain redundancies among the executive team, on February 1, 2024 the Company and Mr. Bardin reached an agreement regarding Mr. Bardin’s departure from his position as the Company’s Chief Financial Officer (the “Separation Agreement”), effective as of February 6, 2024. Mr. Bardin provided transition services to the Company through March 31, 2024 (the “Advisory Period”), during which time Mr. Bardin received 0.5 times his “Base Pay” (as defined in his amended employment agreement) commencing after the conclusion of his Parental Leave Period (as defined below), reimbursement for his COBRA coverage and continued vesting in his outstanding options and restricted stock units. Pursuant to the Separation Agreement, Mr. Bardin became entitled to the severance benefits as set forth in his employment agreement as described above. In addition, Mr. Bardin received $30,462, representing the equivalent of full pay for the remainder of Mr. Bardin’s parental leave period through March 1, 2024 (the “Parental Leave Period”). Mr. Bardin also received tax equalization and preparation payments for 2022, 2023 and 2024 tax years and reimbursement of $5,000 in legal fees. Mr. Bardin's outstanding and vested options remain exercisable for a period of 12 months following the expiration of the Advisory Period.
Separation Agreement with Dr. Gutierrez-Esteinou
In September 2023, the Company and Dr. Gutierrez-Esteinou reached an agreement regarding Dr. Gutierrez-Esteinou’s departure from his position as the Company’s Chief Medical Officer (the “Transition and Separation Agreement”). Dr. Gutierrez-Esteinou remained a full-time employee and provided transition services to the Company through October 15, 2023 (the “Advisory Period”). Pursuant to the Transition and Separation Agreement, Dr. Gutierrez-Esteinou became entitled to the severance payments and benefits as set forth in his employment agreement as described above. In addition, Dr. Gutierrez-Esteinou agreed to provide advisory services to the Company following his termination of employment. The amounts paid pursuant to these arrangements are included in the “All Other Compensation” column of the 2023 Summary Compensation Table above.
Supervisory Director Compensation
We maintain a remuneration policy for our supervisory board pursuant to which our supervisory directors may be entitled to cash and equity compensation in such amounts necessary to attract and retain supervisory directors that have the talent and skills to foster long-term value creation and enhance the sustainable development of the Company. The compensation payable under the policy is intended to be competitive in relation to both the market in which the Company operates and the nature, complexity and size of the Company’s business.
Our supervisory directors currently receive the following amounts for their services on our supervisory board:
•	Upon the director’s initial election or appointment to our supervisory board, an option to purchase 128,000 common shares;
•
If the director has served on our supervisory board for at least six months as of the date of an annual meeting of shareholders and will continue to serve as a director immediately following such meeting, an option to purchase 64,000 common shares on the date of the annual meeting;

•	An annual director fee of $40,000;

•	If the director serves as lead independent director or chair or on a committee of our supervisory board, an additional annual fee as follows:
○	Chair of the board, $30,000;
○	Lead independent director, $25,000;
○	Chair of the audit committee, $15,000;
○	Audit committee member other than the chair, $7,500;
○	Chair of the compensation committee, $10,000;
○	Compensation committee member other than the chair, $5,000;
○	Chair of the nominating and corporate governance committee, $8,000; and
○	Nominating and corporate governance committee member other than the chair, $4,000.
Director fees are payable in arrears in four equal quarterly installments not later than the thirtieth day following the final day of each calendar quarter, provided that the amount of each payment is prorated for any portion of a quarter that a director is not serving on our supervisory board.
Options granted to our non-employee directors have an exercise price equal to the fair market value of a common share on the date of grant and expire not later than ten years after the date of grant. Options granted upon a director’s initial election or appointment vest as to one-third of the shares on the first anniversary of the date of grant and in twenty-four (24) substantially equal monthly installments thereafter until the third anniversary of the date of grant. Options granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested options vest in full upon the occurrence of a change in control.
The following table sets forth information concerning the compensation of non-employee members of our supervisory board for service on the board for the year ended December 31, 2023.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Christian Angermayer	70,000	88,960	158,960
Michael Auerbach	70,000	88,960	158,960
Jason Camm(1)	40,000	88,960	128,960
Sabrina Martucci Johnson	63,000	88,960	151,960
Amir Kalali, M.D.	51,500	88,960	140,460
Andrea Heslin Smiley	61,500	88,960	150,460
(1)
Due to his association with Thiel Capital LLC,, Mr. Camm had previously waived his right to receive compensation for serving on our supervisory board. Mr. Camm was no longer associated with Thiel Capital during 2023 and began receiving compensation for service on our supervisory board during 2023.

(2)
Amounts reflect the full grant-date fair value of stock options computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all stock options granted to our supervisory board members in Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The table below shows the aggregate numbers of option awards (exercisable and unexercisable) held as of December 31, 2023 by each non-employee director. None of the non-employee directors held any unvested stock awards in us as of December 31, 2023.
Name	Options Outstanding at Fiscal Year End
Christian Angermayer	880,000
Michael Auerbach	256,000
Jason Camm	64,000
Sabrina Martucci Johnson	256,000
Amir Kalali, M.D.	256,000
Andrea Heslin Smiley	256,000
Equity Compensation Plan Information
The following table sets forth information as of December 31, 2023 regarding our equity compensation plans, consisting of the 2021 Incentive Award Plan, the 2020 Employee, Director and Consultant Equity Incentive Plan and the Hurdle Share Option Program. Awards under the Hurdle Share Option Program represent indirect equity interests in us held by ATAI Life Sciences HSOP GbR, a German law private partnership. See Note 13 to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for a description of this program. We do not have any non-shareholder approved equity compensation plans.
Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	45,988,283(1)	$4.89(2)	34,123,455(3)(4)
Equity compensation plans not approved by shareholders	—	—	—
Total	45,988,283(1)	$4.89(2)	34,123,455(3)(4)
(1)
Includes 17,192,953 shares subject to outstanding options under the 2020 Plan, 21,873,501 shares subject to outstanding options under the 2021 Plan, and 6,921,829 shares subject to outstanding awards under the Hurdle Share Option Program. As of the effective date of the 2021 Plan, we ceased granting awards under the 2020 Plan.

(2)
As of December 31, 2023, the weighted-average exercise price of outstanding options under the 2020 Plan was $4.45, the weighted-average exercise price of outstanding options under the 2021 Plan was $4.68, and the weighted average exercise price of outstanding awards under the Hurdle Share Option Program was $6.64.

(3)
Under the terms of our 2021 Plan, the number of shares initially available for issuance will be increased by an annual increase on January 1 of each calendar year beginning in 2022 and ending in and including 2031, equal to the lesser of (A) five percent of the common shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as determined by our supervisory board. Effective as of January 1, 2024, the number of shares initially available for issuance increased by 8,301,319 common shares.

(4)
Represents 33,866,036 shares available for issuance under the 2021 Plan and 257,419 shares available for issuance under the Hurdle Share Option Program. To the extent outstanding options under the 2020 Plan are forfeited or lapse unexercised, the common shares subject to such options will be available for issuance under the 2021 Plan.

SHAREHOLDER PROPOSALS
Rule 14a-8 Proposals Pursuant to Rule 14a-8 under the Exchange Act, shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 annual general meeting of shareholders must submit the proposal to our Corporate Secretary at our offices at Wallstraße 16, 10179 Berlin, Germany in writing not later than 120 days before the anniversary of the date on which we sent our proxy materials for this Annual General Meeting, or December [ ], 2024, unless the date of the 2025 annual general meeting is changed by more than 30 days from the date of this Annual General Meeting, and must satisfy the requirements of the proxy rules promulgated by the SEC.
Other Proposals - Shareholders intending to include a proposal on the agenda for the 2025 annual general meeting of shareholders, irrespective of whether they intend to have the proposal included in our proxy statement, must comply with the requirements under our articles of association and Dutch law. Under Dutch law and our articles of association, only shareholders representing at least 3% of our issued share capital are authorized to make such a proposal, provided that they do so at least 60 days prior to our 2025 annual general meeting of shareholders.
Proposals and nominations that are not received by the dates specified above, or otherwise do not meet all relevant requirements, will be considered untimely or improper, as applicable. You may contact our Corporate Secretary at Wallstraße 16, 10179 Berlin, Germany for a copy of the relevant provisions of our articles of association regarding the requirements for making shareholder proposals.
In addition to satisfying the foregoing requirements under our articles of association and Dutch law, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of supervisory director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 18, 2025.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS
No business shall be voted on at the Annual General Meeting, except such items as included in the agenda for the Annual General Meeting.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our supervisory board, whose Notice of Annual General Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our supervisory directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith. We may engage a proxy solicitor to assist in the solicitation of proxies and provide related advice and information support depending on a variety of factors, including preliminary voting results, for a services fee and the reimbursement of customary disbursements.
Certain information contained in this proxy statement relating to the occupations and security holdings of our supervisory directors and officers is based upon information received from the individual directors and officers.
We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2025 annual general meeting of shareholders. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.
ANNUAL REPORT ON FORM 10-K
A copy of atai’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, but not including exhibits, as filed with the SEC, will be sent to any shareholder of record as of the close of business on April 19, 2024, without charge, upon written request addressed to: atai Life Sciences N.V., Attention: Corporate Secretary, Wallstraße 16, 10179 Berlin, Germany.
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the year ended December 31, 2023 at www.atai.ltfe.
WE URGE YOU TO VOTE YOUR SHARES PRIOR TO THE ANNUAL GENERAL MEETING VIA THE TOLL FREE TELEPHONE NUMBER. OR. OVER. THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT OR. BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE OR EMAILING THE SIGNED AND DATED PROXY CARD TO ANNUALMEETING@ATAI.LIFE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A. QUORUM. AT THE ANNUAL GENERAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER. SOLICITATION.
By Order of the Board of Supervisory Directors

[ ]
Ryan Barrett
General Counsel and Corporate Secretary

Berlin, Germany
April [ ], 2024

ATAI LIFE SCIENCES N.V.
C/O INDUSTRIOUS NYC
250 WEST 34TH STREET
NEW YORK, NY 10119

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:59 AM Central European Summer Time on May 17, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATAI2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 5:59 AM Central European Summer Time on May 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY EMAIL
Mark, sign and date your proxy card and return it via email to annualmeeting@atai.life by 5:59 a.m. Central European Summer Time on May 17, 2024.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V47607-P02662

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

atai LIFE SCIENCES N.V.

The Board of Directors recommends you vote FOR the following proposals 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 and 11:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V47608-P02662

PROXY

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MAY 17, 2024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS OF atai LIFE SCIENCES N.V.

The undersigned hereby appoints each member of atai Life Sciences N.V.'s Board of Supervisory Directors, as well as Bram Bloemers, candidate civil law notary, and Jan-Mathijs Hermans, partner, working with Dentons Europe LLP, atai Life Sciences N.V.'s Dutch legal counsel, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side of this proxy card, all the shares of atai Life Sciences N.V. which the undersigned is entitled to vote at the Annual General Meeting of Shareholders of atai Life Sciences N.V. to be held at the offices of Dentons Europe LLP (address: Gustav Mahlerplein 2, Amsterdam 1082 MA, The Netherlands) and via live webcast (www.virtualshareholdermeeting.com/ATAI2024) on May 17, 2024 at 6:00 p.m. Central European Summer Time or any continuation, postponement or adjournment thereof, with all powers which the undersigned would possess if present at the Annual General Meeting of Shareholders. All proxies heretofore given by the undersigned in respect of the Annual General Meeting of Shareholders to be held on May 17, 2024 are hereby revoked.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Supervisory Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Supervisory Directors did not know would be presented at the Annual General Meeting of Shareholders by a reasonable time before the proxy solicitation was made, and (z) upon such other matters as may properly come before such Annual General Meeting of Shareholders and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10 AND 11 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.